                                                                  Execution Copy

            ASSIGNMENT AND AMENDMENT OF LEASE, CONSENT TO ASSIGNMENT
                        AND RELEASE AND WAIVER OF CLAIMS

     THIS ASSIGNMENT AND AMENDMENT OF LEASE, CONSENT TO ASSIGNMENT, AND RELEASE AND WAIVER OF CLAIMS AGREEMENT (this "Agreement") is made as of the 14th day of February, 2003, by and among WU/Lighthouse 100 William, L.L.C., a Delaware limited liability company ("Landlord"), WilTel Communications, LLC, a Delaware limited liability company ("Assignor"), and Video Network Communications, Inc., a Delaware corporation ("Assignee"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Lease (as defined below).

                                    RECITALS:

     WHEREAS, 100 William LLC, Landlord's predecessor-in-interest, and NextVenue, Inc., Assignor's predecessor-in-interest, entered into that certain Agreement of Lease, dated as of July 7, 1999 (the "Lease"), a copy of which is attached hereto as Exhibit A and made a part hereof, which Lease covers the entire eighth (8th) floor and a portion of the ninth (9th) floor of the building located at 100 William Street, New York, NY (the "Premises");

     WHEREAS, Assignor desires to assign to Assignee, the Lease and all of Assignor's rights and obligations thereunder and all of Assignor's right, title and interest in and to the Premises, and Assignee desires to accept such assignment by Assignor and to be bound by the terms of the Lease, as amended hereby, following such assignment;

     WHEREAS, Assignee and Landlord desire to amend the Lease as set forth herein; and

     WHEREAS, Landlord and Assignor desire to release and waive all claims they may have against each other in connection with the Lease or performance thereunder and the use and occupancy of the Premises.

     NOW THEREFORE, in consideration of the mutual promises and covenants herein exchanged and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord, Assignor and Assignee hereby agree as follows:

1. Assignment. As of the Effective Date (as hereinafter defined), Assignor hereby conveys, assigns and transfers to Assignee all of its right, title, obligations, liabilities, duties and interest in and to the Lease and the Premises and Assignee accepts the assignment and assumes all of Assignor's right, title, obligations, liabilities, duties and interest in and to the Lease and the Premises and agrees to perform and be bound by all the duties and obligations of Assignor under the Lease and to pay and discharge all obligations of Assignor under the Lease. The Landlord hereby consents to such assignment and assumption and shall, upon and following the Effective Date, treat

     Assignee as the Tenant under the Lease as if Assignee had been the original signator as Tenant on the Lease. Landlord's consent shall not in any way be construed to relieve Assignee from obtaining the express written consent of Landlord to any further assignment of the Lease, except to the extent expressly provided in the Lease.

2. Amendment. Each of Landlord and Assignee hereby agrees that, as of the Effective Date, the Lease shall be amended as follows:

     i. Article 1(B)(iii) thereof shall be deleted in its entirety and the following shall be inserted in place thereof:

          "(iii) "Rent" shall mean:

               (a) for the period commencing on the Effective Date through and including the day immediately preceding the date on which the fourth
          (4th) anniversary of the Effective Date shall occur, $930,540.00 per annum, payable in equal monthly installments of $77,545.00; and

               (b) for the period commencing on the date on which the fourth
          (4th) anniversary of the Effective Date shall occur through and including the Expiration Date, $992,576.00 per annum, payable in equal monthly installments of $82,714.67."

     ii. Article 1(B) thereof shall be amended to add the following definition to the end thereof:

          "(xi) "Effective Date" shall have the meaning given to such term in that certain Assignment and Amendment of Lease, Consent to Assignment and Release and Waiver of Claims Agreement, dated as of February 14, 2003, by and among Landlord, WilTel Communications, LLC and Video Network Communications, Inc."

     iii. Article 36, Article 43 and Schedule B-1 thereof shall be deemed deleted therefrom and of no further force or effect. In addition, all references in the Lease to "Landlord's Core Work" or any requirement that Landlord perform Landlord's Core Work shall be deemed deleted therefrom.

3. Liability. Assignor hereby agrees to remain liable for all of its obligations arising under, or in connection with, the Lease, the Premises or Assignor's use and occupancy of the Premises arising out of events, circumstances or conditions occurring or existing on or prior to the Effective Date, regardless of whether any such liabilities arise before, on or after the Effective Date. Assignee hereby agrees to be liable for all of its obligations arising under, or in connection with, the Lease, the Premises or Assignee's use and occupancy of the Premises arising out of events, circumstances or conditions occurring or existing after the Effective Date.

4. Waiver and Release. As of the Effective Date, Landlord and Assignor hereby forever release and discharge the other, and their respective employees, agents, officers, directors and other representatives, from any and all undertakings, obligations, duties, actions, causes of action, claims, demands, expenses, indemnity, recoupment, offset or setoff whatsoever, which arise after the Effective Date and which is set forth in, based upon, or relates directly or indirectly to, the (i) Lease (including, among others, those obligations under Articles 12G, 12J, and 12M regarding the payment of money to Landlord or any failure of Assignee to perform in accordance with the Lease or the terms of this Agreement), except as expressly provided in this Agreement, (ii) Premises or (iii) Assignor's use and occupancy of the Premises, whether such duties or claims are known, unknown or unforeseen, absolute or contingent, accrued or unaccrued, and whether at law or in equity, whether in contract, negligence, tort, statutory or any other theory of liability and Landlord and Assignor hereby forever waive any and all such claims and defenses related to the (i) Lease, (ii) Premises or (iii) Assignor's use and occupancy of the Premises, both direct and collateral, against the other. In addition, the Landlord expressly waives its rights under Article 12C of the Lease with respect to the assignment covered by this Agreement.

5. Effective Date. The Effective Date shall be the date of the closing of the sale of Assignor's webcasting business to Assignee pursuant to that certain Asset Purchase Agreement by and among Assignee, Assignor and Williams Communications Procurement, LP.

6. Return of Letter of Credit and Transfer of Deposit. (A) Assignee shall cause a Letter of Credit (the "Assignee's LC") in the amount of $844,101.00 to be issued for the benefit of Landlord by a New York City bank acceptable to Landlord and otherwise in form and substance substantially similar to the Letter of Credit, dated January 4, 2002, issued by JP Morgan Chase (numbered P-219902) for the benefit of Landlord (the "Existing LC"). Assignee may, on the third (3rd) anniversary of the Effective Date and on each succeeding anniversary, cause the Assignee's LC to be reduced by an amount equal to $70,341.75, provided that Assignee is not then in default under any of the terms, covenants or conditions of the Lease on Assignee's part to be observed and performed. In the event that at any time Assignee shall be entitled to reduce such Assignee's LC as provided in the foregoing provisions of this Paragraph, the security shall be held as cash security then, in lieu of Assignee replacing any such Assignee's LC, Landlord shall return sums to Assignee equal to the amount by which Assignee's LC would have been reduced if it were in existence; provided, however, in no event shall the Assignee's LC or cash security ever be reduced below the sum of $140,683.50. The sum of $844,101.00 referred to in the first sentence of this Paragraph shall be deemed reduced as the foregoing provisions shall operate to so reduce Assignee's LC and/or cash security, as the case may be.

     (B) In addition to Assignee's LC, Assignee shall deliver to Landlord, on or prior to the Effective Date, a guaranty from Moneyline Telerate, the indirect owner of a majority of the issued and outstanding stock of Assignee, in form and substance substantially similar to the form attached hereto as Exhibit B and made a part hereof.

     (C) Promptly following the date on which Assignee complies with the requirements of Subsections A and B above, Landlord shall return to Assignor the Existing LC. The parties agree that any deposit currently being held by Landlord other than the Existing LC shall be transferred for the benefit and use by and in favor of Assignee.

7. Fire Maintenance Agreement. As soon as practicable after the date hereof, Assignee shall enter into a maintenance contract with Firecom Case Acme, a fire safety contractor, relating to the maintenance of the sprinkler system installed within the Premises.

8. Non-Disturbance Agreement. Notwithstanding any provisions of Article 7A of the Lease to the contrary, Landlord agrees to use its reasonable efforts to cause the then lessor under any Superior Lease or the then holder of any Mortgage, as the case may be, to enter into a subordination, non-disturbance and attornment agreement, in such lessor's or holder's customary form (any such agreement, or any agreement of similar import is referred to in this Agreement as a "Non-Disturbance Agreement"), as promptly as practicable after the Effective Date. Assignee agrees to cooperate reasonably with Landlord in Landlord's obtaining any Non-Disturbance Agreement and Assignee shall provide Landlord and any such lessor or holder, as the case may be, with any information reasonably required by them in connection with obtaining any such Non-Disturbance Agreement. If Landlord is unable in good faith to obtain such Non-Disturbance Agreement from any such lessor or holder, neither the validity of the Lease (as amended by this Agreement) nor the obligations of Assignee under the Lease or this Agreement shall be affected thereby and Landlord shall not be liable to Assignee for any such lessor's or holder's refusal to deliver such Non-Disturbance Agreement.

9. No Broker. Assignor and Assignee hereby represent to Landlord that there are no brokers involved in this transaction and that there are no third parties entitled to claim any commissions or similar compensation in connection with this Agreement.

10. Landlord Consent. Assignor and Assignee hereby acknowledge and agree that the obligations arising under this Agreement are conditioned upon obtaining the consent of Landlord and Landlord's execution of this Agreement. Landlord hereby acknowledges and agrees that, upon execution and delivery of this Agreement by Assignor, Assignee and Landlord and on the occurrence of the Effective Date, no further action shall be required to effectuate the transfer and assignment of Assignor's right, title, duties and interest in and to the Lease and the Premises to Assignee. Landlord further acknowledges and agrees that all provisions and requirements in Article 12 of the Lease are hereby satisfied and waives its rights under and in respect of Articles 12C and 12D of the Lease with respect to the assignment of the Lease to Assignee hereunder.

11. Attorneys' Fees. Pursuant to Subsection (ix) of Article 12G of the Lease, each of Assignor and Assignee agree to pay to Landlord, within five (5) days after receipt of a bill therefor, as additional rent, one-half of Landlord's reasonable costs incurred in connection with this Agreement, including, without limitation, Landlord's reasonable counsel fees incurred in connection with the preparation and execution of this Agreement; it being understood that Assignor's and Assignee's payments, in the aggregate, shall reimburse Landlord for one hundred percent (100%) of Landlord's reasonable counsel fees.

12.  No Assignment Profits: Assignor and Assignee acknowledge that Subsection
     (i) of Article 12J of the Lease provides that Assignor shall pay to Landlord a sum (the "Assignment Profit") equal to one hundred percent (100%) of all sums and other consideration paid to Assignor by Assignee for or by reason of such assignment (less all expenses reasonably and actually incurred by Assignor in connection with the assignment as further described in Article 12J of the Lease). Each of Assignor and Assignee hereby represent and warrant to Landlord that there is no Assignment Profit arising from or paid in connection with the execution and delivery of this Agreement. Each of Assignor and Assignee agree to provide to Landlord, promptly upon request, any information or other documentation reasonably required by Landlord to verify the accuracy of the foregoing representation and warranty.

13. Entire Agreement. This Agreement represents the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior understandings, oral or written.

14. Counterparts. This Agreement may be entered into by the exchange of counterparts (including facsimiled counterparts). If exchange is effected by a party by the use of a facsimiled counterpart, then that party must provide the original signed counterpart to the other party within seven days of exchange.

15. Governing Law. This Agreement shall be construed and governed by the laws of the State of New York, excluding its choice of law provisions.

16. Notices. All notices, requests, demands, claims and other communications required or permitted to be given hereunder or under the Lease shall be in writing and shall be sent by: (a) personal delivery or by a nationally recognized overnight courier service (effective upon delivery); (b) facsimile (effective on the next day after transmission); or (c) registered or certified mail, return receipt requested and postage prepaid (effective upon delivery), in each case addressed to the intended recipient as set forth below:

     If to Assignee:

          Video Network Communications, Inc.
          100 William Street, 8th Floor
          New York, New York 10038
          Attention: Alan Zwerin
          Facsimile: (212) 404-1537

     If to Assignor:

          WilTel Communications, LLC
          One Technology Center
          Tulsa, OK 74103
          Attention: Candice Cheeseman, General Counsel
          Facsimile: (918) 547-2360

     If to Landlord:

          c/o Lighthouse Real Estate Management, LLC
          444 Merrick Road
          Lynbrook, New York 11563
          Attention: Mr. Paul Cooper
          Facsimile: (516) 887-8901

          with copies to

          Goldfarb & Fleece
          345 Park Avenue
          New York, New York 10154
          Attention: Marc J. Becker, Esq.
          Facsimile: (212) 751-3738

Either party may change its addresses for receiving notices by giving written notice of such change to the other party in accordance with this Section 16.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement on the day and year first above written.

WU/LIGHTHOUSE 100 WILLIAM L.L.C.,
a Delaware limited liability company


By: LIGHTHOUSE 100 WILLIAM LLC,
    a Delaware limited liability company,
    its managing member


    By: 100 WILLIAM F/L PROPERTIES L.L.C.,
        a Delaware limited liability company,
        its managing member


        By: LIGHTHOUSE 100 WILLIAM OPERATING LLC,
            a New York limited liability company, its manager


            By: /s/ Louis Sheinker
                -------------------------------
            Name: Louis Sheinker
            Title: Member


WILTEL COMMUNICATIONS, LLC


By: /s/ Ken Kinnear
    --------------------------------
Name: Ken Kinnear
Title: Vice President and Controller


VIDEO NETWORK COMMUNICATIONS, INC.


By: /s/ Alexander Russo
    --------------------------------
Name: Alexander Russo
Title: Director and Attorney-in-Fact

                                    EXHIBIT A

                                      LEASE

                               AGREEMENT OF LEASE

                                     Between

                                 100 WILLIAM LLC

                                    Landlord,

                                       and

                                 NEXTVENUE, INC.

                                     Tenant.

                                    Premises:
                          The entire Eighth (8th) Floor
                     and a portion of the Ninth (9th) Floor
                               100 William Street
                               New York, New York

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

1.    BASIC LEASE TERMS........................................................1
      A.   Premises............................................................1
      B.   Definitions.........................................................1

2.    USE AND OCCUPANCY........................................................3
      A.   Permitted Uses......................................................3
      B.   Use Prohibitions....................................................3

3.    ALTERATIONS..............................................................3
      A.   Alterations Within Premises.........................................3
      B.   Intentionally Omitted...............................................4
      C.   Submission of Plans.................................................4
      D.   Mechanics' Liens;  Labor Conflicts..................................5

4.    REPAIRS - FLOOR LOAD.....................................................5

5.    WINDOW CLEANING..........................................................6

6.    REQUIREMENTS OF LAW......................................................6

7.    SUBORDINATION............................................................7
      A.   Subordination.......................................................7
      B.   Attornment..........................................................7

8.    RULES AND REGULATIONS....................................................7

9.    INSURANCE................................................................8
      A.   Tenant's Insurance..................................................8
      B.   Tenant's Improvement Insurance......................................9
      C.   Waiver of Subrogation...............................................9

10.   DESTRUCTION OF THE PREMISES;  PROPERTY LOSS OR DAMAGE....................9
      A.   Repair of Damage....................................................9
      B.   Termination Option.................................................10
      C.   Repair Delays......................................................10
      D.   Provision Controlling..............................................11
      E.   Property Loss or Damage............................................11

11.   CONDEMNATION............................................................12
      A.   Condemnation.......................................................12
      B.   Award..............................................................12

12.   ASSIGNMENT AND SUBLETTING...............................................12
      A.   Prohibition Without Consent........................................12
      B.   Notice of Proposed Transfer........................................13
      C.   Landlord's Option..................................................13
      D.   Termination by Landlord............................................13

      E.   Intentionally Omitted..............................................13
      F.   Effect of Termination..............................................13
      G.   Conditions for Landlord's Approval.................................14
      H.   Future Requests....................................................15
      I.   Sublease Provisions................................................16
      J.   Profits from Assignment or Subletting..............................16
      K.   Other Transfers....................................................17
      L.   Related Corporation................................................17
      M.   Assumption by Assignee.............................................17
      N.   Liability of Tenant................................................18
      O.   Listings...........................................................18
      P.   Intentionally Reserved.............................................18
      Q.   Re-entry by Landlord...............................................18

13.   CONDITION OF THE PREMISES...............................................19
      A.   Acceptance by Tenant...............................................19
      B.   Tenant's Initial Alteration........................................19

14.   ACCESS TO PREMISES......................................................19

15.   CERTIFICATE OF OCCUPANCY................................................20

16.   LANDLORD'S LIABILITY....................................................20

17.   DEFAULT.................................................................20
      A.   Events of Default; Conditions of Limitation........................20
      B.   Effect of Bankruptcy...............................................21
      C.   Conditional Limitation.............................................22

18.   REMEDIES AND DAMAGES....................................................22
      A.   Landlord's Remedies................................................22
      B.   Damages............................................................23
      C.   Legal Fees.........................................................24

19.   FEES AND EXPENSES.......................................................25
      A.   Curing Tenant's Defaults...........................................25
      B.   Late Charges.......................................................25

20.   NO REPRESENTATIONS BY LANDLORD..........................................25

21.   END OF TERM.............................................................25
      A.   Surrender of Premises..............................................25
      B.   Holdover by Tenant.................................................26

22.   QUIET ENJOYMENT.........................................................26

23.   FAILURE TO GIVE POSSESSION..............................................26

24.   NO WAIVER...............................................................26

25.   WAIVER OF TRIAL BY JURY.................................................27

26.   INABILITY TO PERFORM....................................................27

27.   BILLS AND NOTICES.......................................................28

28.   ESCALATION..............................................................28
      A.   Defined Terms......................................................28
      B.   Escalation.........................................................30
      C.   Payment of Escalations.............................................31
      D.   Adjustments........................................................32

29.   SERVICES................................................................33
      A.   Elevator...........................................................33
      B.   Heating............................................................33
      C.   Cooling............................................................33
      D.   After Hours and Additional Services................................34
      E.   Cleaning...........................................................35
      F.   Sprinkler System...................................................35
      G.   Water..............................................................35
      H.   Electricity Service................................................36
      I.   Interruption of Services...........................................37

30.   PARTNERSHIP TENANT......................................................38
      A.   Partnership Tenants................................................38
      B.   Limited Liability Entity...........................................38

31.   VAULT SPACE.............................................................39

32.   SECURITY DEPOSIT........................................................39

33.   CAPTIONS................................................................40

34.   ADDITIONAL DEFINITIONS..................................................40

35.   PARTIES BOUND...........................................................40

36.   BROKER..................................................................40

37.   INDEMNITY...............................................................40

38.   ADJACENT EXCAVATION SHORING.............................................41

39.   MISCELLANEOUS...........................................................41
      A.   No Offer...........................................................41
      B.   Signatories........................................................41
      C.   Certificates.......................................................41
      D.   Directory Listings.................................................42
      E.   Authority..........................................................42
      F.   Signage............................................................42
      G.   Consents and Approvals.............................................42
      H.   Intentionally Omitted..............................................43
      I.   Renewal Option.....................................................43

      J.   Downtown Benefits..................................................44

40.   RIGHT OF FIRST OFFER....................................................44

41.   SATELLITE DISHES........................................................47
      A.   Satellite Rent.....................................................47
      B.   Roof Access........................................................48
      C.   Tenant's Obligations...............................................48

42.   TENANT'S GENERATOR......................................................50

43.   DOWNTOWN BENEFITS.......................................................51

EXHIBITS

Exhibit 1      Floor Plan of Premises
Exhibit 2      Intentionally Deleted
Exhibit 3      Current Cleaning Specifications
Exhibit 4      Form of Letter of Credit

SCHEDULES

Schedule A     Rules and Regulations
Schedule B-l   Landlord's Core Work
Schedule B-2   Tenant's Initial Alteration
Schedule C     Requirements for Certificates of Final Approval
Schedule D     Tenant Alteration Work and New Construction Conditions and
               Requirement

     AGREEMENT OF LEASE, made as of this 7th day of July 1999, between 100 WILLIAM LLC, a Delaware limited liability company, having an office c/o Taconic Investment Partners, L.L.C., 1500 Broadway, Suite 1020 New York, New York 10036 ("Landlord") and NEXTVENUE, INC., a Delaware corporation, having an office at 2200 Fletcher Avenue, Fifth Floor, Fort Lee, New Jersey 07024 ("Tenant").

                              W I T N E S S E T H:

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

     1. BASIC LEASE TERMS.

          A. Premises. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire eighth (8th) floor and a portion of the ninth (9th) floor, as more particularly shown hatched on Exhibit 1 annexed hereto and made a part hereof (the "Premises") in the building known as 100 William Street, in the Borough of Manhattan, New York County, City and State of New York (the "Building" and, together with the plot of land upon which such building stands, the "Real Property") for a term (the "Term") to commence on the "Commencement Date" (hereinafter defined), and to end on the "Expiration Date" (hereinafter defined), both dates inclusive, unless the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law at the "Rent" (hereinafter defined, which Rent shall also include any additional rent payable hereunder), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments, in advance, commencing on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter during the Term (except as hereinafter otherwise provided), at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, except that the first (1st) monthly installment of Rent shall be payable on the date hereof. If the Rent Commencement Date (as hereinafter defined) shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Landlord, on the first (1st) day of the month next succeeding the month during which the Rent Commencement Date shall occur, an amount equal to such proportion of an equal monthly installment of Rent as the number of days from and including the Rent Commencement Date bears to the total number of days in said calendar month. Such payment, together with the sum paid by Tenant upon the execution of this Lease, shall constitute payment of the Rent for the period from the Rent Commencement Date to and including the last day of the next succeeding calendar month.

          B. Definitions. The following definitions contained in this subsection B of this Article 1 shall have the meanings hereinafter set forth used throughout this Lease, including, without limitation, the Exhibits, Schedules and Riders attached hereto (if any).

               (i) "Commencement Date" shall mean the date hereof.

               (ii) "Expiration Date" shall mean the date which is the ten (10) year anniversary of the Rent Commencement Date.

               (iii) "Rent" shall mean:

                    (a) for the period commencing on the Rent Commencement Date through and including the day immediately preceding the date on which the fifth (5th) anniversary of the Rent Commencement Date shall occur, $844,101.00 Dollars per annum, payable in equal monthly installments of $70,341.75 Dollars each; and

                    (b) for the period commencing on the date on which the fifth
          (5th) anniversary of the Rent Commencement Date shall occur through and including the Expiration Date, $906,627.00 per annum, payable in equal monthly installments of $75,552.25 each.

               (iv) "Tenant's Initial Alteration" shall mean the work and installations at the Premises as set forth in Schedule B-1. All of the terms, covenants and conditions of Schedule B are incorporated in this Lease by reference and shall be deemed a part of this Lease as though more fully set forth in the body of this Lease.

               (v) "Rent Commencement Date" shall mean the eight (8) month anniversary of the Commencement Date; provided, however, that (1) if Landlord shall not have substantially completed Landlord's Core Work on or prior to the Landlord's Core Work Anticipated Completion Date (as defined in Schedule B-l) by reasons other than force majeure and (ii) the substantial completion of Landlord's Core Work after the Landlord's Core Work Anticipated Completion Date unreasonably interferes with the commencement and/or substantial completion by or on behalf of Tenant of Tenant's Initial Alteration so as to actually have caused a material delay in the completion thereof, Tenant's Rent Commencement Date shall be extended one (1) day for each day that the commencement and substantial completion of Tenant's Initial Alteration was actually materially delayed by Landlord's failure to substantially complete Landlord's Core Work on or prior to the Landlord's Core Work Anticipated Completion Date by means other than force majeure.

               (vi) "Permitted Uses" shall mean executive and general offices and data center in connection with Tenant's business. Notwithstanding the foregoing, Tenant shall also be permitted to make telephone sales from the Premises incidental to the foregoing.

               (vii) "Base Tax Year" shall mean the fiscal year commencing July 1, 1999 and ending June 30, 2000, or such other fiscal year as shall be used by the City of New York.

               (viii) "Tenant's Proportionate Share" shall mean 8.389%.

               (ix) "Broker" shall mean, collectively, Douglas Elliman Commercial and Insignia/Edward S. Gordon, Inc.

               (x) "Hazardous Substances" shall mean, collectively, (a) asbestos and polychlorinated biphenyls and (b) hazardous or toxic materials, wastes and substances which are defined, determined and identified as such pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 'SS''SS' 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 'SS''SS' 6901 et seq.;
     the Toxic Substance Control Act, 15 U.S.C. 'SS''SS' 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C.
     'SS' 1251 et seq.; the Clean Air Act, 42 U.S.C. 'SS' 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. 'SS' 1801 et seq.

     Notwithstanding anything to the contrary contained in this subsection B of this Article 1, Articles 1 through 42 shall control the rights and obligations of the parties hereto except that the provisions of any Riders shall supersede any inconsistent provisions in Articles I through 42, as the case may be.

     2. USE AND OCCUPANCY.

          A. Permitted Uses. Tenant shall use and occupy the Premises for the Permitted Uses, and for no other purpose.

          B. Use Prohibitions. Tenant hereby represents, warrants and agrees that Tenant's business is not photographic, multilith or multigraph reproductions or offset printing. Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used (i) for the business of photographic, multilith or multigraph reproductions or offset printing, (ii) for a banking, trust company, depository, guarantee or safe deposit business, (iii) as a savings bank, a savings and loan association or a loan company, (iv) for the sale of travelers checks (except as may be issued by Tenant to employees of Tenant for petty cash type reimbursement), money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (v) as a "retail" stock broker's or dealer's office which shall be open to the general public (except pursuant to prior appointment), (vi) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever except for vending machines, the type, number and location of which shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed, (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, physician's or dentist's office or for the rendition of any other diagnostic or therapeutic services, dance or music studio, school (except for the training of employees of Tenant), (ix) as a barber shop, beauty salon or manicure shop (x) for the direct sale, at retail, wholesale or otherwise, of any goods or products, (xi) for a public stenographer or typist, (xii) for a telephone or telegraph agency, telephone or secretarial service for the public at large, (xiii) for a messenger service for the public at large, (xiv) for gambling or gaming activities, obscene or pornographic purposes or any sort of commercial sex establishment,
(xv) for the possession, storage, manufacture or sale of alcohol, drugs or narcotics, (xvi) for the conduct of a public auction, (xvii) for the offices or business of any federal, state or municipal agency or any agency of any foreign government or (xviii) for any use that would cause the Premises to be deemed a place of public accommodation under the Americans with Disabilities Act of 1990. Nothing in this subsection B shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions in connection with, either directly or indirectly, its own business and/or activities.

     3. ALTERATIONS.

          A. Alterations Within Premises. Except as otherwise provided herein, Tenant shall not make or perform or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Premises ("Alterations") without Landlord's prior consent. Notwithstanding the preceding sentence, Landlord's prior consent shall not be required for decorative, non-structural changes which do not cost in excess of $75,000.00 in the aggregate. Landlord agrees not to unreasonably withhold or delay its consent to any Alterations proposed to be made by Tenant to adapt the Premises for those business purposes permitted by subsection A of Article 2 hereof, which are nonstructural and which do not affect the Building's mechanical, electrical, plumbing, Class E or other Building systems or the structural integrity of the Building, provided that such Alterations are performed only by contractors or mechanics reasonably approved by Landlord, do not affect any part of the Building other than the Premises, do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, do not reduce the value or utility of the Building and are performed in compliance with all applicable laws. Tenant shall not perform work, without Landlord's consent, which consent Landlord may withhold in its sole discretion, which would (i) require changes to the structural components of the Building or the exterior design of the Building,
(ii) require any material modification to the Building's mechanical, electrical, plumbing installations or other Building installations outside the Premises,
(iii) not be in compliance with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building and/or the construction of the Premises, including but not limited to, the Americans with Disabilities Act of 1990, or (iv) be incompatible with the Certificate of Occupancy for the Building. Any changes required by any governmental department affecting the construction of the Premises (other than Landlord's Core Work) shall be performed at Tenant's sole cost and expense. All Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Premises, a copy of which is annexed hereto as Schedule D and made a part hereof. Landlord shall have the right to modify such rules and regulations provided that no such modification shall materially increase Tenant's obligations or materially reduce its rights with respect to the performance of Alterations. All furniture, furnishings and movable fixtures and removable partitions installed by Tenant must be removed from the Premises by Tenant, at Tenant's expense, prior to the Expiration Date. All Alterations in and to the Premises which are made by Landlord or Tenant prior to and during the Term, or any renewal thereof, shall become the property of Landlord upon the Expiration Date or earlier end of the Term or any renewal thereof, and shall not be removed from the Premises by Tenant unless Landlord, at Landlord's option by notice to Tenant contemporaneously with Landlord's approval of such Alteration and as a condition to such approval, elects to have them removed from the Premises by Tenant, in which event the same shall be removed from the Premises by Tenant, at Tenant's expense, prior to the Expiration Date. In the event Landlord elects to have Tenant remove such Alterations, Tenant shall repair and restore in a good and workmanlike manner to Building standard original condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Any of such fixtures or installations not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term shall become the property of Landlord, but nothing herein shall be deemed to relieve Tenant of responsibility for the cost of removal of any such fixtures or installations which Tenant is obligated to remove hereunder.

          B. Intentionally Omitted.

          C. Submission of Plans. Except as otherwise expressly set forth herein, prior to making any Alterations, Tenant (i) shall submit to Landlord or to a consultant appointed by Landlord ("Landlord's Consultant") detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, Class E sprinkler and structural drawings stamped by a professional engineer or architect licensed in the State of New York) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, (ii) shall pay to Landlord all reasonable costs and expenses incurred by Landlord (including the cost of Landlord's Consultant) in connection with Landlord's review of Tenant's plans and specifications, (iii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and
(iv) shall furnish to Landlord duplicate original policies or certificates thereof of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds. Landlord or Landlord's Consultant shall respond to Tenant with respect to Tenant's submission of detailed plans and specifications within ten (10) business days after receipt of such submission. In the event Landlord or Landlord's Consultant does not respond within such ten (10) business day period, Tenant may send Landlord a notice stating that, if Landlord does not respond to Tenant's submission within ten (10) business days after receipt by Landlord of such notice, Tenant's submission shall be deemed approved. If Landlord or Landlord's Consultant fails to respond to such notice within ten
(10) business days after receipt thereof, Landlord's consent shall be deemed given therefor. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration, including the "as-built" drawings showing such Alterations, required by any governmental or quasigovernmental bodies and shall furnish Landlord with copies thereof. All Alterations shall be made and performed in accordance with the Rules and Regulations (hereinafter defined) and in accordance with the Americans with Disabilities Act of 1990, including, but not limited to, the accessibility provisions thereof; all construction materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new and first quality; no such construction materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement except for equipment owned by Tenant and subject to purchase money financing security interests of the vendors thereof. Landlord's approval of Tenant's plans, specifications and working drawings for Alterations shall create no responsibility or liability on the part of Landlord with respect to their completeness, design, sufficiency or compliance with all applicable laws, rules or regulations of governmental agencies or authorities.

          D. Mechanics' Liens; Labor Conflicts. Any mechanic's lien filed against the Premises, or the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within twenty (20) days after Tenant shall have received notice thereof, at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if, in Landlord's sole discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation bf the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately. Landlord may, at its option, direct Tenant to cause any contractor, mechanic or laborer in the Premises to be bonded to Landlord's reasonable satisfaction.

     4. REPAIRS - FLOOR LOAD. Landlord shall operate, maintain and repair the public structural and mechanical portions of the Building, both exterior and interior in conformance with standards applicable to office buildings in Manhattan and all Rules and Regulations (as hereinafter defined). Tenant shall, throughout the Term, take good care of the Premises, Tenant's Equipment (as hereinafter defined) and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted. Tenant shall pay Landlord for all replacements to the lamps, tubes, ballasts and starters in the lighting fixtures installed in the Premises at competitive prices. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances; whether requiring structural or nonstructural repairs, caused by or resulting from acts or omissions, neglect or improper conduct of, or Alterations made by Tenant or any of Tenant's employees, invitees or licensees, shall be repaired promptly by (i) Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord or (ii) Landlord, at Tenant's expense, to the extent the repairs are structural in nature. Tenant also shall repair all damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality and class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten
(10) days notice to proceed with due diligence to make repairs required to be made by Tenant hereunder, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible by Landlord as additional rent promptly after rendition of a bill or statement therefor; provided however, interest shall not commence to accrue until Landlord has rendered such statement or bill. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, electrical, air-cooling or heating system located in, servicing or passing through the Premises. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was .designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all safes, business machines and heavy equipment and installations. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance. Except as expressly provided in Article 10 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof. If the Premises be or become infested with vermin, Landlord, at Landlord's expense (or at Tenant's expense if such infestation is caused by Tenant), shall cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein.

     5. WINDOW CLEANING. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of
Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

     6. REQUIREMENTS OF LAW. Tenant, at its sole expense, shall comply with all laws, statutes, orders, directives and regulations of federal, state, county, city and municipal authorities, departments, bureaus, boards, agencies, commissions and other sub-divisions thereof, and of any official thereof and any other governmental and quasi-public authority and all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body which shall now or hereafter impose any violation, order or duty upon Landlord or Tenant with respect to the Premises as a result of the specific manner or use, occupation or alteration thereof by Tenant. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any insurance policies covering the Building and fixtures and property therein; and shall not do, or permit anything to be done in or upon the Premises or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect at the Commencement Date. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof. If by reason of Tenant's failure to comply with the provisions of this Article, Landlord shall give Tenant five (5) days notice of such failure and if such failure to comply continues after such five (5) day period and if the fire insurance rate shall thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises. Notwithstanding anything to the contrary, Landlord shall comply with all laws, statutes, orders, directives and regulations of governmental authorities applicable to the Building but not in respect of the Premises.

     7. SUBORDINATION.

          A. Subordination. This Lease is subject and subordinate to each and every ground or underlying lease of the Real Property or the Building heretofore or hereafter made by Landlord (collectively, the "Superior Leases") and to each and every trust indenture and mortgage (collectively, the "Mortgages") which may now or hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor and advances made thereunder, provided that the lessor under any such Superior Lease or the holder of any Mortgage, as the case may be, execute and deliver to Tenant a Non-Disturbance Agreement (as hereinafter defined). This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease, or trustee or mortgagee of a Mortgage superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall execute promptly a subordination and non-disturbance agreement that Landlord may reasonably request and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Tenant covenants and agrees that Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default under any of the foregoing. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not increase the obligations of Tenant in any material way or adversely affect the rights of Tenant in any material way under this Lease, Tenant covenants to make such modifications.

          B. Attornment. If at any time prior to the expiration of the Term, any Mortgage shall be foreclosed or any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, or any person acquiring the interest of Landlord as a result of such termination, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. The provisions of this subsection B shall inure to the benefit of any such owner, lessor or mortgagee, and shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this subsection B, satisfactory to any such owner, lessor or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this subsection B shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

     8. RULES AND REGULATIONS. Tenant and Tenant's contractors, employees, agents, visitors, and licensees shall comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Schedule A and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt (collectively, the "Rules and Regulations"). In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the Chairman of the Board of Directors of the Management

Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within sixty (60) days after receipt by Tenant of written notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant in a discriminatory manner. Furthermore, no such additional Rule or Regulation shall materially increase any of Tenant's obligations under this Lease or interfere with, in any material way, Tenant's use of the Premises or diminish, in any material way, Tenant's rights hereunder. If there is any conflict between this Lease and the Rules and Regulations, the provisions of this Lease shall control.

     9. INSURANCE.

          A. Tenant's Insurance. Tenant shall obtain at its own expense and keep in full force and effect during the Term, a policy of commercial general liability insurance (including, without limitation, insurance, covering tenant's contractual liability under this Lease), under which Tenant is named as the insured, and Landlord, Landlord's asset manager, Landlord's managing agent, the present and any future mortgagee of the Real Property or the Building and/or such other designees specified by Landlord from time to time, are named as additional insureds, as their interests may appear. Such policy shall contain
(i) a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained subject to customary exclusions reasonably acceptable to Landlord, (ii) a waiver of subrogation against Landlord or a consent to a waiver of right of recovery against Landlord, provided, however, such waiver of subrogation shall not be applicable to the liability section of such policy, and (iii) an agreement by the insurer that it will not make any claim against or seek to recover from Landlord for any loss, damage or claim whether or not covered under such policy. Such policy shall also contain a provision which provides the insurance company will not cancel or refuse to renew the policy, or change in any material way (except for increases in coverage) the nature or extent of the coverage provided by such policy, without first giving Landlord at least thirty (30) days written notice by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insureds and policy holder. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 for injury (or death) and damage to property or such greater amount as Landlord may, from time to time, reasonably require. Tenant shall also maintain at its own expense during the Term a policy of workers' compensation insurance providing statutory benefits for Tenant's employees and employer's liability. Tenant shall provide to Landlord upon execution of this Lease and at least thirty (30) days prior to the termination of any existing policy, a certificate evidencing the effectiveness of the insurance policies required to be maintained hereunder which shall include the named insured, additional insured, carrier, policy number, limits of liability, effective date, the name of the insurance agent and its telephone number. Tenant shall provide Landlord with a certificate evidencing any such policy upon written request of Landlord. Tenant shall have the right to obtain any of the insurance required hereunder pursuant to a blanket policy covering other properties provided the blanket policy contains an endorsement that names Landlord, Landlord's asset manager, Landlord's managing agent, the present and any future mortgagee of the Real Property or the Building and/or such other designees specified by Landlord from time to time, as additional insureds, references the Premises, and guarantees a minimum limit available for the Premises equal to the amount of insurance required to be maintained hereunder. Notwithstanding anything in this Section 9 to the contrary, to the extent unavailable, Tenant shall not be required to name Landlord as an additional insured in policy or policies of workers' compensation insurance. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of the insurance required under this subsection shall not limit the liability of Tenant under this Lease. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13". In the event that Tenant fails to continuously maintain insurance as required by this subsection, Landlord may, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense of Tenant. In such event, Tenant shall repay the amount expended by Landlord, with interest thereon, immediately upon Landlord's written demand therefor.

          B. Tenant's Improvement Insurance. Tenant shall also maintain at its own expense during the Term a policy against fire and other casualty on an "all risk" form covering all Alterations, construction and other improvements installed within the Premises, whether existing in the Premises on the date hereof or hereinafter installed by or on behalf of Landlord or Tenant, and on all furniture, fixtures, equipment, personal property and inventory of Tenant located in the Premises and any property in the care, custody and control of Tenant (fixed or otherwise) sufficient to provide 100% full replacement value of such items, which policy shall otherwise comply with the provisions of subsections A and C of this Article 9. On any such policy, Tenant shall name Landlord as a loss payee, as its interest may appear.

          C. Waiver of Subrogation. Subject to the provisions hereof, the parties hereto shall procure an appropriate clause in, or endorsement on, any "all-risk" property insurance covering the Premises and the Building, including its respective Alterations, construction and other improvements as well as personal property, fixtures, furniture, inventory and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such "all-risk" property insurance policies to the extent that such loss or damage is actually recoverable under such policies exclusive of any deductibles. Such waiver will not apply should any loss or damage result from one of the parties gross negligence or willful misconduct. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall pay the same. It is expressly understood and agreed that Landlord will not carry insurance on the Alterations, construction and other improvements presently existing or hereafter installed within the Premises or on Tenant's fixtures, furnishings, equipment, personal property or inventory located in the Premises or insurance against interruption of Tenant's business.

     10. DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.

          A. Repair of Damage. If the Premises (other than Alterations or Tenant's property) shall be damaged by fire or other casualty, then Landlord shall proceed to repair and restore (subject to receipt of insurance proceeds) the Premises to its condition preceding the damage, subject to the provisions of this Article 10. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, if such repairs and restoration are not in fact completed within Landlord's estimated time period, so long as Landlord shall have proceeded with reasonable due diligence. Until such repairs shall be made, the Rent shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises; provided, however, should Tenant reoccupy a portion of the Premises for the conduct of its business prior to the date such repairs are made, the Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy. Landlord shall use its commercially reasonable efforts to minimize interference with Tenant's use and occupancy in making any repairs pursuant to this Section. Further, should Landlord, at its sole option, make available to Tenant, during the period of such repair, other space in the Building of equal or better quality which is reasonably suitable for the temporary continuation of Tenant's business, the Rent shall be reinstated with respect to such temporarily occupied space and shall be payable by Tenant from the date such space is occupied by Tenant. Whenever in this Article 10 reference is made to restoration of the Premises (i) Tenant's obligation shall be as to all property within the Premises including Tenant's furniture, fixtures, equipment and other personal property, any and all Alterations, construction or other improvements made to the Premises by or on behalf of Tenant and any other leasehold improvements existing in the Premises on the date hereof, all of which shall be restored and replaced at Tenant's sole cost and expense and (ii) Landlord's obligation, if any, shall be as to the shell, which constitutes the structure of the Building and the mechanical, electrical, plumbing, air-conditioning and other building systems up to the point of connection into the Premises, the floor and ceiling slabs of the Premises, the exterior walls of the Premises and other core areas. Landlord's obligation to repair or rebuild, and Tenants right to rent abatement, as described in this Article 10, are only effective provided the damage or destruction is not due to the intentional or negligent acts or omissions of Tenant, its agents, employees, licensees or invitees. After substantial completion of Landlord's repair obligations set forth above, Landlord shall provide Tenant and Tenant's contractor, subcontractors and materialmen access to the Premises to perform Alterations. Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, except that there shall be no obligation on the part of Tenant, solely as a result of such access, to pay any Rent or additional rent with respect to the affected portion of the Premises for any period prior to the re-occupation of any part of the Premises by Tenant for the conduct of its business. During any period of Tenant's repair and restoration following substantial completion of Landlord's repair and restoration work, Rent and additional rent shall be payable as if said fire or other casualty had not occurred.

          B. Termination Option. Anything in subsection A of this Article 10 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, and if Landlord's architect determines that it will take in excess of eight (8) months to restore the Premises, or if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, either substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable) or the Building, after its proposed repair, alteration or restoration shall not be economically viable as an office building, then in any of such events, Landlord or Tenant, may, not later than ninety (90) days following the damage, give the other party a notice in writing terminating this Lease. In addition (i) if any material damage shall occur to the Premises or the Building during the last one (1) year of the Term, either party thereto shall have the option to terminate this Lease by written notice to the other party and in such event this Lease shall terminate on the later of the date of the notice of termination or the date Tenant vacates the Premises and removes all of its property therefrom and (ii) Landlord shall not be obligated to repair or restore the Premises or the Building if a holder of a mortgage or underlying leasehold applies proceeds of insurance to the loan or lease payment balance, and the remaining proceeds, if any, available to Landlord are insufficient to pay for such repair or restoration. If Landlord elects to terminate this Lease, the Term shall expire upon the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease, then upon the termination of this Lease under the conditions provided for in the next preceding sentence, Tenant's liability for Rent thereafter accruing shall cease as of the day following such damage and the Rent shall be apportioned to the date that the Premises are no longer useable.

          C. Repair Delays. Landlord shall not be liable for reasonable delays which may arise by reason of the claim adjustment with any insurance company on the part of Landlord and/or

Tenant, and for reasonable delays on account of "labor troubles" or any other cause beyond Landlord's control.

          D. Provision Controlling. The parties agree that this Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

          E. Property Loss or Damage. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Anything in this Article 10 to the contrary notwithstanding, nothing in this Lease shall be construed to relieve Landlord from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the gross negligence or willful misconduct or willful omission of Landlord. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 37 hereof in order to recoup for payments made to compensate for losses of third parties. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up for any reason whatsoever including, but not limited to, Landlord's own acts, or any of such windows are permanently closed, darkened or bricked-up if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent within fifteen (15) days after rendition of a statement for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accident in the Premises or in the Building. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent which shall not be unreasonably withheld or delayed and payment to Landlord of Landlord's actual out-of-pocket costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may designate and, notwithstanding said consent of Landlord, Tenant shall indemnify Landlord for, and hold Landlord harmless and free from, damages sustained by persons or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and attorneys' fees incurred in connection with the foregoing and all costs incurred in repairing any damage to the Building or appurtenances.

     11. CONDEMNATION.

          A. Condemnation. If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property shall be so acquired or condemned then (i) except as hereinafter provided in this subsection A, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (ii) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days notice of termination of this Lease; and (iii) if the part of the Real Property so acquired or condemned shall contain more than twenty percent (20%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days notice of termination of this Lease. If any such thirty (30) days notice of termination is given by Landlord or Tenant this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection A, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit inclusive of Tenant's Alterations. In the event of any termination of this Lease and the Term pursuant to the provisions of this subsection A, the Rent shall be apportioned as of the date of such termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

          B. Award. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant and included in such taking and for Tenant's costs and expenses associated with moving, provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

     12. ASSIGNMENT AND SUBLETTING.

          A. Prohibition Without Consent. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber or otherwise transfer this Lease, nor underlet, nor suffer, nor permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. In the event that any such default is cured, then any sums collected from any subtenant, user or occupant in excess of the Rent and additional rent and costs of collection, shall be promptly paid to Tenant after deducting any fees and expenses payable by Tenant to Landlord in connection with such default. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 12 shall be void.

          B. Notice of Proposed Transfer. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease (or, in lieu thereof, a fully executed bona fide term sheet setting forth the material terms of the proposed transaction), the effective or commencement date of which shall be not less than sixty (60) nor more than one hundred and eighty (180) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises,
(iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, (iv) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease and (v) in the case of a sublease, such additional information related to the proposed subtenant as Landlord shall reasonably request, if any.

          C. Landlord's Option. The notice containing all of the information set forth in Subsection B of this Article 12 above shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, if the proposed sublease is for any portion of the Premises but substantially the remainder of the Term, terminate this Lease with respect to the portion of the Premises proposed to be sublet. Said option may be exercised by Landlord by notice to Tenant at any time within fourteen (14) days after the aforesaid notice has been given by Tenant to Landlord; and during such fourteen (14) day period Tenant shall not assign this Lease nor sublet such space to any person or entity.

          D. Termination by Landlord. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Rent and additional rent due hereunder shall be paid and apportioned to such date. Furthermore, if Landlord exercises its option to terminate this Lease pursuant to subsection C of this Article 12, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

          E. Intentionally Omitted.

          F. Effect of Termination. Tenant shall complete, swear to and file any questionnaires, tax returns, affidavits or other documentation which may be required to be filed (a) with the New York State Department of Taxation and Finance in connection with Article 31-B of the Tax Law of the State of New York,
(b) with the Commissioner of Finance of the City of New York or the New York State Department of Taxation and Finance in connection with Article 31 of the Tax Law of the State of New York, (c) with the Commissioner of Finance of the City of New York in connection with the New York City Real Property Transfer Tax and (d) with the appropriate governmental agency in connection with any other tax which may now or hereafter be in effect. Tenant further agrees to pay any amounts which may be assessed in connection with any of such taxes and to indemnify Landlord against and to hold Landlord harmless from any claims for payment of such taxes as a result of such transactions.

          G. Conditions for Landlord's Approval. In the event Landlord does not exercise the recapture option provided to it pursuant to subsection C of this
Article 12 and providing that Tenant is not in default of any of Tenant's obligations under this Lease (after notice and the expiration of any applicable grace period) as of the time of Landlord's consent, and as of the effective date of the proposed assignment or commencement date of the proposed sublease, Landlord's consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

               (i) Tenant shall have complied with the provisions of subsection B of this Article 12 and Landlord shall not have exercised any of its options under subsection C of this Article 12 within the time permitted therefor;

               (ii) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building and (b) is limited to the use of the Premises as general and executive offices;

               (iii) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

               (iv) Neither (a) the proposed assignee or subtenant nor (b) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building;

               (v) The proposed assignee or subtenant is not a person with whom Landlord is or has been, within the preceding three (3) month period, negotiating to lease space comparable to the offered premises in the Building;

               (vi) The form of the proposed sublease or instrument of assignment (a) shall be in form reasonably satisfactory to Landlord, and, without limitation, (1) shall not provide for a rental or other payment for the use, occupancy or utilization of the space demised thereby based in whole or in part on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales and (2) shall provide that no person having an interest in the possession, use, occupancy or utilization of the space demised thereby shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of such space which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales, and that any such purported lease, sublease, concession or other agreement shall be absolutely void, and ineffective ab initio and (b) shall comply with the applicable provisions of this Article 12;

               (vii) There shall not be more than three (3) subtenants (including Landlord or its designee) of the Premises;

               (viii) The proposed space has not been advertised for less than the then current market rent per rentable square foot for the applicable portion of the Premises as though such portion of the Premises were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to subsection B of this Article 12;

               (ix) Within five (5) days after receipt of a bill therefor, Tenant shall reimburse Landlord for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred by Landlord in connection with the granting of any requested consent;

               (x) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental;

               (xi) The proposed occupancy shall not, in Landlord's reasonable opinion, materially increase the office cleaning requirements or the Building's operating or other expenses or impose an extra burden upon services to be supplied by Landlord to Tenant;

               (xii) The proposed assignee or subtenant or its business shall not be subject to compliance with requirements of law (including related regulations) materially different than those requirements which are applicable to the named Tenant herein or which would impose additional requirements upon Landlord; and

               (xiii) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

     Notwithstanding any subletting to any subtenant and/or acceptance of Rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 12. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise its option under subsection C of this Article 12, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

          H. Future Requests. In the event that (i) Landlord fails to exercise its option under subsection C of this Article 12 and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred twenty
(120) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of subsection B of this Article 12 before assigning this Lease or subletting all or part of the Premises.

          I. Sublease Provisions. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

               (i) No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

               (ii) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

               (iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's Rent. The provisions of this Article 12 shall be self-operative and no further instrument shall be required to give effect to this provision.

          J. Profits from Assignment or Subletting. If Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

               (i) in the case of an assignment, an amount equal to one hundred (100%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, advertising costs and leasing costs in connection with such assignment, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall require); and

               (ii) in the case of a sublease, all rents, additional charges or other consideration payable under the sublease on a per square foot basis to Tenant by the subtenant which is in excess of the Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, advertising costs, leasing costs and the cost of demising the premises so sublet in connection with such sublease, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall require). The sums payable under this subsection J(ii) of this Article 12 shall be paid to Landlord as and when payable by the subtenant to Tenant.

          K. Other Transfers. (i) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a "public corporation"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant herein named on the date of this Lease and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

               (ii) If Tenant is a partnership, the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority interest in the partnership, as if such transfer were an assignment of this Lease.

               (iii) If Tenant is a subdivision, authority, body, agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of New York or any city, town or village of such state or of federal government ("Governmental Entity"), the provisions of subsection A of this Article 12 shall apply to a transfer (or one or more transfers) of any of Tenant's rights to use and occupy the Premises, to any other Governmental Entity, as if such transfer of the right of use and occupancy were an assignment of this Lease; but said provisions shall not apply to a transfer of any of Tenant's rights in and to the Premises to any Governmental Entity which shall replace or succeed to substantially similar public functions, responsibilities and areas of authority as Tenant, provided that in any of such events the successor Governmental Entity (a) shall utilize the Premises in a manner substantially similar to Tenant, and
     (b) shall not utilize the Premises in any manner which, in Landlord's judgment, would impair the reputation of the Building as a first-class office building.

          L. Related Corporation. Tenant may, with Landlord's consent which shall not be unreasonably withheld, permit any corporations or other business entities (but not including Governmental Entities) which control, are controlled by, or are under common control with Tenant (herein referred to as "related corporation") to sublet all or part of the Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the Legal and equitable interest in any other business entities.

          M. Assumption by Assignee. Any assignment or transfer, whether made with Landlord's consent pursuant to subsection A of this Article 12 or without Landlord's consent pursuant to subsection K of this Article 12, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in subsection A of this Article 12 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the Rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

          N. Liability of Tenant. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

          O. Listings. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant.

          P. Intentionally Reserved.

          Q. Re-entry by Landlord. If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant's estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease unless Landlord consented to same in writing or by any previous prepayment of more than one (1) month's Rent and additional rent which shall be payable as provided in the sublease, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken or (vi) be obligated to perform any work in the subleased space of the Building or to prepare them for occupancy beyond Landlord's obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this Article 12.

     13. CONDITION OF THE PREMISES.

          A. Acceptance by Tenant. Landlord agrees to perform, or to cause to be performed, Landlord's Core Work described in and in accordance with Schedule B-1 annexed hereto in accordance with the terms, conditions and provisions thereof. Tenant agrees to accept possession of the Premises in the condition which shall exist on the Commencement Date "as is", except for Landlord's Core Work, and further agrees that Landlord shall have no other obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy.

          B. Tenant's Initial Alteration. Tenant agrees to perform, or to cause contractors approved by Landlord to perform, Tenant's Initial Alteration described in Schedule B-2 annexed hereto in accordance with the terms, conditions and provisions thereof, and in accordance with all other terms, conditions and provisions contained in this Lease, including, without limitation, Schedules C and D annexed hereto. All of the terms, covenants and conditions of Schedules C and D are incorporated in this Lease as if fully set forth at length herein.

     14. ACCESS TO PREMISES. Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times upon reasonable prior notice except in case of emergency to (i) examine the same,
(ii) to show them to prospective purchasers, mortgagees or lessees of the Building or space therein, (iii) to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease upon ten (10) days prior written notice, or (iv) for the purpose of complying with laws, regulations or other requirements of government authorities. Landlord shall be allowed to take all necessary material and equipment into and upon the Premises and to store them within the Premises without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in nowise abate while any decorations, repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the one (1) year prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible subject to the terms and conditions of this Lease, Landlord or Landlord's agents may enter the same by a master key, or may, in an emergency, forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known so long as Tenant continues to have access to the Premises. In addition, Tenant understands and agrees that Landlord may perform substantial renovation work in and to the public parts of the Building and the mechanical and other systems serving the Building (which work may include the replacement of the Building exterior facade and window glass, requiring access to the same from within the Premises), and that Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration or other disturbance to Tenant's business at the Premises (provided that Tenant is not denied access to said Premises) which shall arise out of the performance by Landlord of the aforesaid renovations of the Building. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair. Landlord shall, in the exercise of its rights under this Article 14, use commercially reasonable efforts to minimize disturbance to Tenant's use and occupancy of the Premises.

     15. CERTIFICATE OF OCCUPANCY. Tenant shall not at any time use or occupy, the Premises in violation of the certificate of occupancy issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy whether or not such use shall be a Permitted Use, Tenant shall, upon five (5) days written notice from Landlord, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Articles 17 and 18 hereof.

     16. LANDLORD'S LIABILITY. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Neither the shareholders, directors or officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, directors or officers of such partners), if Landlord is a partnership (collectively, the "Parties"), shall be liable for the performance of Landlord's obligations under this Lease provided the same are assumed by such transferee or assignee. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and the Real Property and Tenant shall not look to or attach any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

     17. DEFAULT.

          A. Events of Default; Conditions of Limitation. This Lease and the term and estate hereby granted are subject to the limitations that upon the occurrence, at any time prior to or during the Term, of any one or more of the following events (referred to as "Events of Default"):

               (i) if Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, and such default shall continue for a period of five (5) days after notice by Landlord to Tenant of such default; or

               (ii) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent and additional rent) and Tenant shall fail to remedy such default within twenty-five (25) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of twenty-five (25) days and Tenant shall not commence within said period of twenty-five (25) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

               (iii) if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord or Landlord's predecessor in interest of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

               (iv) if the Premises shall become deserted or abandoned for longer than one (1) year; or

               (v) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Article 12 hereof; or

               (vi) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property and the same is not discontinued within thirty (30) days; or

               (vii) if, within thirty (30) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied;

     then, in any of said cases, at any time prior to or during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a seven (7) days notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said seven (7) days with the same effect as if the date of expiration of said seven (7) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

          B. Effect of Bankruptcy. If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in clauses (vi) and (vii) of subsection A of this Article 17, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clauses (vi) and (vii) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under said subsection A.

          C. Conditional Limitation. Nothing contained in this Article 17 shall be deemed to require Landlord to give the notices herein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such termination, Tenant shall do so as a holdover tenant.

     18. REMEDIES AND DAMAGES.

          A. Landlord's Remedies. (i) If Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent beyond applicable notice and cure periods, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, or if Tenant shall fail to move into or take possession of the Premises within fifteen (15) days after the Commencement Date, or if this Lease and the Term shall expire and come to an end as provided in
Article 17:

                    (a) Landlord and its agents and servants may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, (without being liable for indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                    (b) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

               (ii) Tenant hereby waives the service of any notice of intention to reenter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

          B. Damages. (i) If this Lease and the Term shall expire and come to an end as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in subsection A of this Article 18, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                    (a) Tenant shall pay to Landlord all Rent, additional rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                    (b) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of subsection A(i) of this Article 18 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, or Landlord's reentry upon the Premises and with such reletting including, but not limited to, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                    (c) whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subsection B(1)(b) of this Article 18 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

               (ii) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this subsection B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article, the term "Rent" as used in subsection B(i) of this Article 18 shall mean the Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase or decrease pursuant to the provisions of Article 28 hereof for the Comparison Year (as defined in said Article 28) immediately preceding such event. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in subsection B(i) of this Article 18.

          C. Legal Fees. (i) Tenant hereby agrees to pay, as additional rent, all reasonable attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

                    (a) any action or proceeding by Landlord to terminate this Lease;

                    (b) any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding);

                    (c) any default by Tenant in the observance or performance of any obligation under this Lease (including, but not limited to, matters involving payment of rent and additional rent, computation of escalations, alterations or other Tenant's work and subletting or assignment), in the event Landlord commences any action or proceeding against Tenant; and

                    (d) any action or proceeding brought by Tenant against Landlord (or any officer, partner or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord.

               (ii) Tenant's obligations under this subsection C of Article 18 shall survive, the expiration of the Term hereof or any earlier termination of this Lease. This provision is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or reasonable attorneys' fees and shall not be duplicative of any other provisions hereof.

               (iii) Landlord hereby agrees to be liable to Tenant for all attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Tenant may incur or pay out by reason of or in connection with any action or proceeding by Tenant against Landlord (including, but not limited to, any arbitration proceeding) in which Tenant prevails.

     19. FEES AND EXPENSES.

          A. Curing Tenant's Defaults. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease beyond the expiration of applicable, notice and cure periods, Landlord may immediately or at any time thereafter on ten (10) days notice perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs from and after the date Tenant receives the aforesaid notice shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within fifteen (15) days of rendition of any bill or statement to Tenant therefor.

          B. Late Charges. If Tenant shall fail to make payment of any installment of Rent or any additional rent within ten (10) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum based on a rate equal to the lesser of (i) four percent (4%) per annum above the then current prime rate charged by Citibank, N.A. or its successor and (ii) the maximum rate permitted by applicable law, of the amount unpaid computed from the date such payment was due to and including the date of payment, but in no event shall interest be computed and payable for less than a full calendar month. Tenant acknowledges and agrees that, except as otherwise expressly provided herein, if Tenant fails to dispute any item of additional rent within sixty (60) days of receipt of a bill or notice therefor, Tenant shall be deemed to have waived its right to dispute the same.

     20. NO REPRESENTATIONS BY LANDLORD. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Real Property, the Premises or Taxes (as defined in Article 28 hereof) except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord and no consent or appraisal of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

     21. END OF TERM.

          A. Surrender of Premises. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of its property pursuant to Article 3 hereof. Tenant's obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday this Lease shall expire on the business day immediately preceding. In addition, the parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four
(24) hours after the Expiration Date or sooner termination of the Term, in addition, to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to two (2) times the aggregate of that portion of the Rent and the additional rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises without Landlord's consent, which may be withheld in Landlord's sole discretion, after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this
Article 21, which provisions shall survive the Expiration Date or sooner termination of this Lease.

          B. Holdover by Tenant. If Tenant shall hold-over or remain in possession of any portion of the Premises beyond the Expiration Date of this Lease, notwithstanding the acceptance of any Rent and additional rent paid by Tenant pursuant to subsection A above, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any direct damages arising out of lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

     22. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 16 hereof and to all Superior Leases and Mortgages.

     23. FAILURE TO GIVE POSSESSION. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises on the date set forth in Article 1 hereof for the commencement of the Term. If Landlord shall be unable to give possession of the Premises on such date, and provided Tenant is not responsible for such inability to give possession, the Rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is given or the Premises are available for occupancy by Tenant, and no such failure to give possession on such date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall same be construed in anyway to extend the Term. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except the covenant to pay Rent.

     24. NO WAIVER. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered an extension thereof or a vested right in Tenant to such further term, so as to prevent Landlord from canceling this Lease and any such extension thereof during the remainder of the original Term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term. No act or thing done, by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth herein or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     25. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding (whether for nonpayment of rent or because Tenant continues in possession of the Premises after the expiration or termination of the Term), Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of whatever nature or description in any such proceeding. Notwithstanding the foregoing, Tenant shall not be prevented from bringing a separate action with respect to any claim hereunder.

     26. INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay Rent and additional rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Landlord's control, including, but not limited to, laws, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (collectively, "Unavoidable Delays"). Landlord shall, subject to the terms of this Lease, fulfill its obligations with commercially reasonable due diligence as soon as such Unavoidable Delays cease to exist.

     27. BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested) or overnight courier addressed (i) to Tenant (a) at Tenant's address set forth in this Lease if mailed prior to Tenant's taking possession of the Premises, or (b) at the Building if mailed subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in any case, with a courtesy copy to Tenant's attorneys, Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Fred B. White, III, Esq., or (ii) to Landlord at Landlord's address set forth in this Lease with a courtesy copy to Landlord's attorneys, Solomon and Weinberg LLP, 70 East 55th Street, New York, New York 10022, Attention: Jay Stark, Esq., or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the others in accordance with the provisions of this Article
27. Tenant hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Landlord's agent on behalf of Landlord. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Article 27. Notwithstanding anything contained in this Article 27 to the contrary, bills and statements issued by Landlord may be sent by the method(s) set forth hereinabove, without copies to any other party. This notice provision has been specifically negotiated between the parties hereto.

     28. ESCALATION

          A. Defined Terms. In a determination of any increase in the Rent under the Provisions of this Article 28, Landlord and Tenant agree as follows:

               (i) "Taxes" shall mean the aggregate amount of real estate taxes and any special assessments (exclusive of penalties and interest thereon) imposed upon Real Property (including, without limitation, (a) assessments made upon or with respect to any "air rights", (b) assessments made in connection with the Downtown Business Improvement District and (c) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building (excluding an amount equal to the assessments payable in whole or in part during or for the Base Tax Year (as defined in Article 1 of this Lease)), which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments (in the manner in which such taxes and assessments are imposed as of the date hereof); provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts, or rental income, franchise, transit or other tax) is imposed upon Landlord or the owner of the Real Property or the Building or the occupancy, rents or income therefrom, in substitution or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of the Taxes. With respect to any Comparison Year (hereinafter defined) all expenses, including reasonable attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (w) any taxes on Landlord's income, (x) franchise taxes, (y) estate or inheritance taxes or (z) any similar taxes imposed on Landlord.

               (ii) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

               (iii) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as it fiscal year for real estate tax programs) any portion of which occurs during the Term.

               (iv) "Base Taxes" shall mean the Taxes payable for the Base Tax Year.

               (v) "Comparison Year" shall mean (a) with respect to Taxes, any Tax Year, subsequent to the Base Tax Year, and (b) with respect to Operating Expenses (hereinafter defined) any calendar year subsequent to the Base Expense Year (hereinafter defined), for any part or all of which there is an increase in the Rent pursuant to subsection B of this Article 28.

               (vi) (a) "Operating Expenses" shall mean the aggregate of those costs and expenses (and taxes, if any, thereof) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of the operation, maintenance and management of the land and/or the Building and the sidewalks and areas adjacent thereto (hereinafter called "Operation of the Property") which, in accordance with the accounting practices used by Landlord (and which is in accordance with sound management principles respecting the operation of non-institutional first class office buildings in New York City) are properly chargeable to the Operation of the Property together with and including (without limitation) the financial expenses incurred in connection with the Operation of the Property such as increases in ground rent, if any, insurance premiums, reasonable attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any abatement of Taxes) and auditing the other professional fees and expenses, but specifically excluding (1) Taxes, (2) franchise, transfer gains, estate or income taxes imposed upon Landlord, (3) mortgage interest and amortization, (4) leasing and brokerage commissions and similar fees, (5) the cost of tenant installations and decorations incurred in connection with preparing space for a new tenant and any other contribution by Landlord to the cost of other tenant's improvements,
          (6) ground rent, if any, other than increases therein, (7) capital improvements (including, without limitation, any capital improvement required by a change in laws), except, however, that (A) if any capital improvement results in reducing Operating Expenses (as, for example, a labor-saving improvement), then with respect to the Comparison Year in which the improvement is made and each subsequent Comparison Year during the Term the amount by which the Operating Expenses have been reduced shall be deemed deducted from the Base Operating Expenses (hereinafter defined) and (B) if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be determined to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant, (8) refinancing fees and any interest payments or late penalties, (9) depreciation and amortization of any building and equipment (except as set forth herein), (10) operating expenses of any associated garage or retail space, (11) charitable contributions, (12) costs for sculptures, paintings and other objects of art located within or outside of the Building, (13) off-site management and overhead, (14) all amounts paid to subsidiaries or affiliates of the Landlord for services on or to the building that are in excess of competitive costs for such services, (15) any payments under a ground lease or a master lease relating to the Premises, if any, (16) special services performed by Landlord for individual tenants, (17) costs which are covered by and reimbursed under any contractor, manufacturer or supplier warranty or service contract,
          (18) the cost of any judgment, settlement, or arbitration award resulting from any liability of Landlord, (19) the cost arising from any commercial concession operated by Landlord, including any compensation paid to clerks, attendants or other persons in such concessions, (20) the cost relating to any management office for the Building including rent, or for any other management office in the Building (except for the salaries of Building employees), (21) any costs, fees, dues contributions or similar expenses for industry associations or similar organizations in which the Building is a member, (22) the entertainment expenses and travel expense of Landlord, its employees, agents partners and affiliates, (23) any costs for which Landlord has been reimbursed or receives a credit refund or discount, (24) lease takeover costs and costs incurred by Landlord in connection with enforcement of other leases or subleases in the Building and legal fees incurred in connection with any negotiation of any space lease in the Building, (25) the cost of providing any service customarily provided by a managing agent and the cost of which is customarily included in management fees (i.e., bookkeeping and accounting costs), (26) the cost of any separate electrical meter cost or any survey Landlord may provide to any of the tenants in the Building, (27) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law, (28) any expense for which Landlord is otherwise compensated through the proceeds of insurance or is otherwise compensated by any tenant of the Building for services in excess of the services Landlord is obligated to furnish to Tenant hereunder, and
          (29) advertising and promotional expenditures.

                    (b) In determining the amount of Operating Expenses for the Base Year or any Comparison Year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) at any time during any such Base Year or Comparison Year, Operating Expenses shall be determined for such Base Year or Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) throughout such Base Year or Comparison Year.

                    (c) If any capital improvement is made during the Base Year or any Comparison Year, then the useful life amortization, with interest, of the cost of such improvements shall be deemed an Operating Expense in each of the Comparison Years during which such amortization occurs.

               (vii) "Base Operating Expenses" shall mean the Operating Expenses for the Base Expense Year.

               (viii) "Landlord's Statement" shall mean an instrument or instruments containing a comparison of any increase or decrease in the Rent for the preceding Comparison Year pursuant to the provisions of this
     Article 28.

               (ix) "Base Expense Year" shall be deemed to mean the 1999 calendar year.

          B. Escalation. (i) If the Taxes payable for any Comparison Year
(any part or all of which falls within the Term) shall represent an increase above the Base Taxes, then the Rent for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by Tenant's Proportionate Share of such increase. The Taxes shall be initially computed on the basis of the Assessed Valuation in effect at the time Landlord's Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation but shall be subject to subsequent adjustment as provided in subsection D(i) of this
Article 28.

               (ii) If the Operating Expenses for any Comparison Year (any part or all of which falls within the Term) shall be greater than the Base Operating Expenses, then the Rent for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by Tenant's Proportionate Share of such increase.

          C. Payment of Escalations. (i) At any time during or after any Comparison Year Landlord shall render to Tenant, either in accordance with the provisions of Article 27 hereof or by personal delivery at the Premises, a Landlord's Statement or Statements showing separately or together (a) a comparison of the Taxes payable for the Comparison Year with the Base Taxes, (b) a comparison of the Operating Expenses for the Comparison year with the Base Operating Expenses, and (c) the amount of the increase in the Rent resulting from each of such comparisons. Landlord's failure to render a Landlord's Statement during or with respect to any Comparison Year shall not prejudice Landlord's right to render a Landlord's Statement during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant's obligation to pay increases in the Rent pursuant to this Article 28 for such Comparison Year.

               (ii) (a) Tenant's obligations with respect to increases in Operating Expenses and Taxes, shall be payable by Tenant on the first day of the month following the furnishing to Tenant of a Landlord's Statement with respect to Operating Expenses and/or Taxes, as applicable, in an amount equal to one-twelfth (1/12th) of such increase in the Rent multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of the Comparison Year for which the increase in Operating Expenses and/or Taxes, as the case may be, is applicable, together with a sum equal to one-twelfth (1/12th) of such increase with respect to the month, following the furnishing to Tenant of a Landlord's Statement; and thereafter, commencing with the next succeeding monthly installment of Rent and continuing monthly thereafter until rendition of the next succeeding Landlord's Statement, the monthly installments of Rent shall be increased by an amount equal to one-twelfth (1/12th) of such increase in Operating Expenses and/or Taxes, as the case may be. Any increase in the Rent shall be collectible by Landlord in the same manner as Rent.

                    (b) If during the Term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as to tax escrow payments to a mortgagee or ground lessor) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then, at Landlord's option, Tenant's Proportionate Share with respect to Taxes shall be correspondingly accelerated or revised so that Tenant's Proportionate Share is due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee or ground lessor, as the case may be.

                    (c) Following each Landlord's Statement, a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Rent shown on such Landlord's Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions of subsection C(ii)(a) for the Comparison Year in question; Tenant shall pay any net debit balance to Landlord within twenty (20) days next following rendition by Landlord, either in accordance with the provisions of Article 27 hereof or by personal delivery to the Premises, of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installment of Rent.

               (iii) (a) As used in this subsection C(iii), the words "Tentative Monthly Expense Charge" shall mean a sum equal to one-twelfth (1/12th) of Tenant's Proportionate Share multiplied by the difference between
          (i) the Base Operating Expenses and (ii) one hundred and six percent (106%) of the Operating expenses for (1) the Base Expense Year with respect to the first Comparison Year during the Term or (2) the immediately preceding Comparison Year with respect to the second Comparison Year and each Comparison Year thereafter during the Term.

                    (b) At any time in any Comparison Year (any part or all of which falls within the term), Landlord, at its option, in lieu of the payments required under subsection C(ii)(a) of this Article 28 with respect to Operating Expenses only, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Expense Charge multiplied by the number of months in said Comparison Year preceding the demand, and thereafter; commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Year, the monthly installments of Rent shall be deemed increased by the Tentative Monthly Expense Charge. Any amount due to Landlord under this subsection C(iii)(b) or subsection C(iii)(a) above may be included by Landlord in any Landlord's Statement rendered to Tenant as provided in subsection C(i) of this
          Article 28.

                    (c) After the end of the Comparison Year in which a demand is made pursuant to the provisions of subsection C(iii)(b) of this
          Article 28 and at any time that Landlord renders a Landlord's Statement or Statements to Tenant as provided in subsection C(i) of this Article 28 in respect of Operating Expenses, the amounts, if any, collected by Landlord from Tenant under subsection C(iii)(b) hereof on account of Tentative Monthly Expense Charge shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Landlord's Statement for the Comparison Year, a reconciliation shall be made in the same manner as provided in subsection C(ii)(c) of this Article 28.

          D. Adjustments. (i) (a) In the event that, after a Landlord's Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Comparison Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Taxes for such Comparison Year (taking into account the expenses mentioned in the last sentence of subsection A(i) of this
Article 28) and setting forth Tenant's Proportionate Share of such refund and Tenant shall be entitled to receive such Tenant's Proportionate Share by way of a credit against the Rent next becoming due after the sending of such Statement; provided, however, that Tenant's Proportionate Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as Increased Rent for such Comparison Year on the basis of the Assessed Valuation before it had been reduced.

                    (b) In the event that, after a Landlord's Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise), then, and in such event: (1) the Base Taxes shall be retroactively adjusted to reflect such reduction, (2) the monthly installment of Rent shall be increased accordingly, and (3) all retroactive additional rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments. In the event the Assessed Valuation which has been utilized in computing the Base Taxes is increased solely as a result of the sale, transfer or conveyance of the Real Property, neither Base Taxes nor the monthly installment of Rent shall be increased as a result thereof.

               (ii) Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within sixty (60) days after such statement is sent, Tenant shall (a) pay to Landlord the amount set forth in such statement, without prejudice to Tenant's right to dispute same, and
     (b) send a written notice to Landlord objecting to such statement and specifying the respects in which such statement is claimed to be incorrect. If such notice is sent, the parties recognize the unavailability of Landlord's books and records because of the confidential nature thereof and hence agree that either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants selected by Tenant and reasonably acceptable to Landlord, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fee and expenses between the parties based on the degree of success of each party).

               (iii) Anything in this Article 28 to the contrary notwithstanding, under no circumstances shall the rent payable under this Lease be less than the Rent set forth in Article 1 hereof.

               (iv) The expiration or termination of this Lease during any Comparison Year for any part or all of which there is an increase in the Rent under this Article shall not affect the rights or obligations of the parties hereto respecting such increase and any Landlord's Statement relating to such increase may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Landlord's Statement shall be payable within twenty (20) days after such statement is sent to Tenant. If any payments are due from Landlord to Tenant, the same shall be paid within thirty (30) days following the Expiration Date.

     29. SERVICES

          A. Elevator. Landlord shall provide passenger elevator facilities on business days from 8:00 A.M. to 6:00 P.M. and shall have one passenger elevator in the bank of elevators servicing the Premises available at all other times. Landlord shall provide freight elevator services on an "as available" basis for incidental use and for deliveries by Tenant from 8:00 A.M. through 12:00 Noon and from 1:00 P.M. through 5:00 P.M. on business days only. Any extended or weekend use may be arranged with Landlord's prior consent which shall not be unreasonably withheld or delayed and Tenant shall pay as additional rent all building standard charges therefor (provided that during Tenant's Initial Alteration and move-in only, such charges shall be at Landlord's actual costs therefor). Use of freight elevators on weekends must be in increments of four
(4) hours.

          B. Heating. Landlord shall furnish heat to the Premises when and as required by law, on business days from 8:00 AM. to 6:00 P.M. Landlord shall not be responsible for the adequacy, design or capacity of the heating distribution system if the normal operation of the heat distribution system serving the Building shall fail to provide heat at reasonable temperatures or any reasonable volumes or velocities in any parts of the Premises by reason of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant.

          C. Cooling. Landlord, at Landlord's expense, shall furnish air-cooling on business days from 8:00 A.M. to 6:00 P.M. as required for the comfortable occupancy of the Premises, but in no event less than from May 15 through October 15 of each year during the Term, when, in the judgment of Landlord, reasonably exercised, it may be required for the comfortable occupancy of the Premises, and shall ventilate the Premises on business days and for similar hours during other months of the year. Anything in this subsection C to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the Building air-cooling system shall fail to provide cooled air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises by reason of (i) human occupancy factors and any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant that have an electrical load in excess of the average electrical load for the Building air-cooling system as required under this Lease or (ii) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant unless same is specifically required by Landlord solely for Landlord's convenience and not in connection with any applicable governmental laws, ordinances, rules or regulations. Tenant agrees to keep and cause to be kept closed all of the windows in the Premises whenever the air-cooling system is in operation and agrees to lower and close the blinds when necessary because of the sun's position whenever the air-cooling system is in operation. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the air-cooling system. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including, but not limited to, air-cooling, fan, ventilating, machine rooms and electrical closets. Tenant may, subject to the terms and conditions of this Lease, including, without limitation, this Article 9 and Article 3 hereof, install air conditioning in the Premises for the data center, at Tenant's sole cost and expense, provided the installation and maintenance of same is, in all respects, reasonably satisfactory to Landlord and, subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed, vent such air conditioning through any existing louvers along Platt Street exposure. In addition to the foregoing, Tenant may install vents on the eighth (8th) floor of the Building along the Platt Street exposure reasonably sufficient to service Tenant's air conditioning requirements, the number, design and location of which shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed.

          D. After Hours and Additional Services. The Rent does not include any charge to Tenant for the furnishing of any additional passenger elevator facilities, any freight elevator facilities (other than as contemplated in Article 29 subsection A) or for the service of heat, cooled air or mechanical ventilation to the Premises during periods other than the hours and days set forth in subsections A and B of this Article 29 for the furnishing and distributing of such facilities or services (referred to as "Overtime Periods"). Accordingly, if Landlord shall furnish any (i) passenger elevator facilities to Tenant during Overtime Periods or freight elevator facilities, except as provided in subsection A of this Article 29, or (ii) heat to the Premises during Overtime Periods, then Tenant shall pay Landlord additional rent for such facilities or services at the standard rates then fixed by the Landlord for the Building or, if no such rates are then fixed, at reasonable rates. Neither the facilities nor the services referred to in this Article 29D shall be furnished to Tenant or the Premises if Landlord has not received advance notice from Tenant specifying the particular facilities or services requested by Tenant at least twenty-four (24) hours prior to the date on which the facilities or services are to be furnished; or if Tenant is in default under or in breach of any of the terms, covenants or conditions of this Lease beyond the expiration of any applicable notice and cure periods; or if Landlord shall determine, in its sole and exclusive discretion, reasonably exercised, that such facilities or services are requested in connection with, or the use thereof shall create or aid in a default under or a breach of any term, covenant or condition of this Lease. All of the facilities and services referred to in this Article 29D are conveniences and are not and shall not be deemed to be appurtenances to the Premises, and the failure of Landlord to furnish any or all of such facilities or services shall not constitute or give rise to any claim of an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. Landlord shall have no obligation to (i) furnish cooled air or ventilation to the Premises during Overtime Periods or (ii) supply condenser water to the Premises for supplemental air cooling systems.

          E. Cleaning. Landlord, at Landlord's expense, shall cause the Premises (with the exception of the data center, the cleaning of which shall be the sole responsibility of Tenant) to be kept clean in building standard manner. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as executive and general offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such refuse and rubbish in the event that Tenant does not wish to have same done by employees of Landlord. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations, as in the judgment of Landlord, are necessary for the proper operation of the Building. Attached hereto as Exhibit 3 are the current cleaning specifications for the Building, but Landlord reserves the right to amend same from time to time in a commercially reasonable manner.

          F. Sprinkler System. If there now is or shall be installed in the Building a "sprinkler system", and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any bureau, department or official of the state or city government, shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

          G. Water. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning, pantry or lavatory purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. In such event (i) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant; (ii) Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (iii) Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within twenty (20) days of rendition. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such. Independently of and in addition to any of the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

          H. Electricity Service. (i) With respect to the portion of the Premises located on the eighth (8th) floor of the Building, Landlord shall provide to the perimeter of such portion of the Premises, at a location reasonably determined by Landlord, 325 amperes (during the first year of the Term, however, Landlord shall provide to the perimeter of such portion of the Premises, at a location reasonably determined by Landlord, 525 amperes) of electrical load for the servicing of all of Tenant's electrical needs within such portion of the Premises, including, without limitation, any air-cooling equipment located in, or exclusively servicing such portion of the Premises. With respect to the portion of the Premises located on the ninth (9th) floor of the Building, Landlord shall provide to the perimeter of such portion of the Premises, at a location reasonably determined by Landlord, 100 amperes of electrical load for the servicing of all of Tenant's electrical needs within such portion of the Premises, including, without limitation, any air-cooling equipment located in, or exclusively servicing such portion of the Premises. Landlord's designated agent shall install a submeter to measure Tenant's consumption of electrical energy in the Premises, but excluding Building HVAC. Tenant shall pay Landlord for any and all costs incurred in connection with the installation of such submeter upon the submission by Landlord of a bill for such costs. The cost of electricity utilized by Tenant shall be paid for by Tenant to Landlord as additional rent and shall be calculated at Landlord's cost for submetered electrical energy, plus (a) Landlord's charge for overhead and supervision in the amount of four percent (4%) of the total electric bill and
(b) any taxes or other charges in connection therewith. If any tax shall be imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant, the pro rata share applicable to the electrical energy service received by Tenant shall be passed on to, included in the bill of, and paid by Tenant if and to the extent permitted by law. Landlord shall bill Tenant, monthly, for the cost if its consumption of electricity in the Premises and Tenant shall pay the amount thereof at the time of payment of each installment of Rent. If either the quantity or character of electrical services is changed by the public utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption or Tenant's business, or otherwise.

               (ii) If Tenant requires additional electrical energy beyond the amperage specified above for any reason whatsoever, including, without limitation, the use of additional business machines, office equipment or other appliances in the Premises which utilize electrical energy, Tenant shall request such additional electrical energy from Landlord in each instance. If Landlord agrees to provide the same, any additional feeders or risers which are required to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant (including, without limitation, a connection fee of Three Hundred Fifty and 00/100 ($350.00) Dollars per kilovolt ampere), provided that, in Landlord's reasonable judgment, such additional feeders or riders are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises or provide Tenant with greater than 325 amperes (during the first year of the Term, however, Landlord shall redistribute 525 amperes) of electrical load deemed to be in the Premises. Tenant shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord in each instance and without paying Landlord's customary charges therefor. Any such Alterations, additions or consent by Landlord shall be subject to the provisions of this Lease, including, but not limited to, the provisions of
     Article 3 hereof.

               (iii) Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than ninety (90) days notice to Tenant. Landlord shall not elect to discontinue furnishing electricity to Tenant unless Landlord concurrently elects to discontinue furnishing electricity to all other tenants in the Building or if Tenant has defaulted on payment of amounts owed under this Section 29H. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord at Tenant's sole cost and expense. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the public utility or other company servicing the Building.

               (iv) Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord or of any public utility or other company servicing the Building with electricity or for any other reason except Landlord's negligence or willful misconduct.

               (v) In the event that the submeter to be installed in the Premises in accordance with the provisions of Subsection H(i) of this
     Article 29 is not installed, activated and fully operational on or before the Commencement Date (and irrespective of whether or not Rent shall be payable for such period), Tenant will pay, monthly, as additional rent the sum of ($1.00 times rentable square feet) divided by 12 (the "Interim Electrical Charge" ) on the Commencement Date and on the first day of each calendar month thereafter until such time as the submeter is installed, activated and fully operational. If the Commencement Date occurs on a date other than the first day of a calendar month, the Interim Electrical Charge for such month shall be an amount equal to such proportion of the Interim Electrical Charge as the number of days from and including the Commencement Date to the last day of the calendar month in which the Commencement Date occurs bears to the total number of days in such calendar month. If the first day that the electrical submeter becomes activated and fully operational occurs on a date other than the first day of a calendar month, the Tenant shall pay for such month an amount equal to such proportion of the Interim Electrical Charge as the number of days from the beginning of such calendar month through and including the date that such electrical submeter becomes operational bears to the total number of days in such calendar month plus the cost of electricity as determined by the submeter, for the remainder of such month.

          I. Interruption of Services. Landlord reserves the right to stop service of the HVAC system and all other Building systems when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed (which repairs shall be performed in accordance with Section 4 of this Lease). Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply cooled or outside air, heat, elevator, plumbing or electricity when prevented by Unavoidable Delays or by any legal requirement, or its right to stop services. Tenant acknowledges that the Building HVAC system may contain freon or other chlorofluorocarbons ("CFC's") and that future federal, state or city regulations may require the removal of CFC's as well as the alteration or replacement of equipment utilizing CFC's. In connection therewith (i) Landlord reserves the right to stop service of the HVAC system or any other mechanical systems containing CFC's for such duration as may be necessary to convert any such systems to eliminate the use of CFC's and (ii) to enter upon the Premises, as necessary to install replacement equipment within the Premises required by any such change. The exercise of such right or such failure by Landlord, shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. If, however, there occurs a cessation of the services to be provided by Landlord hereunder as a result of Landlord's acts, and solely as a result thereof Tenant completely ceases to occupy the Premises entirely (that is, Tenant completely vacates the entire Premises) for more than fifteen (15) consecutive days, the Rent shall thereafter abate until the earlier to occur of (a) the date such interrupted service is resumed and (b) the date Tenant re-occupies any portion of the Premises (in which event the Rent shall thereafter be payable in its entirety).

     30. PARTNERSHIP TENANT.

          A. Partnership Tenants. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two
(2) or more persons, individually and as co-partners of a partnership) pursuant to Article 12 (any such partnership and such persons are referred to in this Article 30 as a "Partnership Tenant"), the following provisions of this Article 30 shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising a Partnership Tenant shall be joint and several, and (ii) each of the parties comprising a Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by a Partnership Tenant or by any of the parties comprising a Partnership Tenant, and
(iii) any bills, statements, notices, demands, requests or other communications given or rendered to a Partnership Tenant and to all such parties shall be binding upon a Partnership Tenant and all such parties, and (iv) if a Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to a Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (v) a Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of subsection A of this Article 30).

          B. Limited Liability Entity. Notwithstanding anything to the contrary contained herein, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (any such limited liability company, limited liability partnership or entity is collectively referred to as a "Limited Liability Successor Entity"), shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord's consent shall not be required provided that:

                    (a) The Limited Liability Successor Entity succeeds to all or substantially all of Tenant's business and assets;

                    (b) The Limited Liability Successor Entity shall have a net worth, determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the net worth of Tenant on (1) the date of execution of this Lease, or (2) the day immediately preceding the proposed effective date of such conversion;

                    (c) Tenant is not in default of any of the terms, covenants or conditions of this Lease on the proposed effective date of such conversion;

                    (d) Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement (or in the event the governing partnership agreement requires less than all of the partners, to so execute and deliver such lesser number of partners), in form and substance satisfactory to Landlord, wherein each such partner agrees to remain personally liable for all of the terms, covenants and conditions of this Lease that are to be observed and performed by the Limited Liability Successor Entity; and

                    (e) Tenant shall reimburse Landlord within ten (10) business days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with said conversion of Tenant to a Limited Liability Successor Entity, including, without limitation, any attorney's fees and disbursements.

     31. VAULT SPACE. Any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy is to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or municipal authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any governmental authority for any such vaults, vault space or other space shall be paid by Tenant.

     32. SECURITY DEPOSIT. In order to secure Tenant's obligations under this Lease, simultaneously with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable letter of credit in the amount of $844,101.00 in form and substance acceptable to Landlord in its sole discretion and issued by a New York City bank acceptable to Landlord (the "L/C"). Landlord may draw down on the L/C from time to time to reimburse itself upon an Event of Default. Drawings may be made by sight draft and partial drawings shall be permitted. The L/C shall be substantially in the form of Exhibit 4 annexed hereto and provide for a twelve month-expiry, and shall contain a so-called "evergreen" clause so that, unless the issuing bank notifies Landlord, in writing, of its intention not to renew the L/C at least forty-five (45) days prior to the stated expiry thereof, the L/C shall be renewed automatically for a period of twelve months. If the issuing bank so notifies Landlord or if, with Landlord's consent, the L/C does not contain an "evergreen" clause and Tenant fails to provide a renewal letter of credit in the form and amount of the original L/C at least forty-five (45) days prior to the stated expiry thereof, Landlord may draw down on the L/C and hold the cash proceeds of same as security for Tenant's obligations under this Lease. Tenant may, on the second (2nd) anniversary of the Rent Commencement Date, and, on each succeeding anniversary of the Rent Commencement Date, cause the L/C to be reduced by an amount equal to $70,341.75, provided (a) that in no event shall Tenant ever have the right to reduce the L/C to an amount less than $140,683.50 and (b) Tenant's right to reduce the amount of the L/C as provided for herein shall terminate upon an Event of Default. Tenant shall be liable for any fees which may be payable in connection with a transfer of the L/C by Landlord.

     33. CAPTIONS. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

     34. ADDITIONAL DEFINITIONS.

          A. The term "office" or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

          B. The words "reenter" and "reentry" as used in this Lease are not restricted to their technical legal meaning.

          C. The term "rent" as used in this Lease shall mean and be deemed to include Rent, any increases in Rent, all additional rent and any other sums payable hereunder.

          D. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

     35. PARTIES BOUND. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

     36. BROKER

          A. Tenant represents and warrants that Tenant has dealt directly with (and only with), the Broker (as defined in Article 1 herein) as broker in connection with this Lease, and that insofar as Tenant knows no other broker negotiated this Lease or is entitled to any commission in connection therewith, and the execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty.

          B. Landlord represents and warrants that Landlord has dealt directly with (and only with), the Broker (as defined in Article I herein) as broker in connection with this Lease, and that insofar as Landlord knows no other broker negotiated this Lease or is entitled to any commission in connection therewith, and the execution and delivery of this Lease by Tenant shall be conclusive evidence that Tenant has relied upon the foregoing representation and warranty.

     37. INDEMNITY. Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reasons of any violation of law or of any legal requirement of any public authority, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant agrees to indemnify and save harmless Landlord from and against (i) all claims of whatever nature against Landlord arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (ii) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (iii) all claims against Landlord arising from any accident, injury or damage to any person, entity or property, occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant or Tenant's agents, employees, invitees or visitors, and (iv) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed and (v) any claim, loss or liability arising or claimed to arise from Tenant, or any of Tenant's contractors, licensees, agents, servants, employees, invitees or visitors causing or permitting any Hazardous Substance to be brought upon, kept or used in or about the Premises or the Real Property or any seepage, escape or release of such Hazardous Substances. As used herein and in all other provisions in this Lease containing indemnities made for the benefit of Landlord, the term "Landlord" shall mean 100 William LLC and its respective parent companies and/or corporations, their respective controlled, associated, affiliated and subsidiary companies and/or corporations and their respective members, officers, partners, agents, consultants, servants, employees, successors and assigns. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. Landlord shall indemnify and save Tenant, its shareholders, directors, officers, partners, employees and agents harmless from and against all claims against Tenant, its shareholders, directors, officers, partners, employees and agents arising from any gross negligence or willful misconduct of Landlord.

     38. ADJACENT EXCAVATION SHORING. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant, upon reasonable prior notice, shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent, provided Tenant continues to have access to the Premises.

     39. MISCELLANEOUS.

          A. No Offer. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

          B. Signatories. If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy and/or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

          C. Certificates. From time to time, within ten (10) days next following request by Landlord or the mortgagee of a Mortgage, Tenant shall deliver to Landlord or such mortgagee, as the case may be, a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord or such mortgagee (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Rent, additional rent and other charges hereunder have been paid, together with the amount of fixed base monthly Rent then payable, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this

Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security deposit under this Lease,
(v) stating whether there are any subleases affecting the Premises, (vi) stating the address of Tenant to which all notices and communications under the Lease shall be sent, the Commencement Date and the Expiration Date, and (vii) as to any other matters requested by Landlord or such mortgagee. Tenant acknowledges that any statement delivered pursuant to this subsection C may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any mortgagee of a Mortgage, or by any assignee of any mortgagee of a Mortgage, or by any lessor under any Superior Lease.

          D. Directory Listings. Landlord agrees to provide Tenant, at Landlord's sole cost and expense, with two (2) listings of Tenant's name on the directory in the lobby of the Building. Upon written request by Tenant, Landlord agrees to provide Tenant with additional listings on such directory, at Tenant's sole cost and expense, provided Tenant shall be limited to a number of listings determined by multiplying Tenant's Proportionate Share by the total number of spaces for listings on such directory.

          E. Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing entity qualified to do business in the State of New York and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Without in any way limiting the liability of Tenant with respect to its obligations under this Lease, the officers, directors and shareholders of Tenant shall not be personally liable for any of Tenant's obligations under this Lease except for such officers, directors and shareholders fraud, gross negligence or willful misconduct.

          F. Signage. Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord in each instance. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed shall be prepared by Tenant in conformity with building standard signage requirements and submitted to Landlord for Landlord's consent. If the proposed signage is acceptable to Landlord, Landlord shall approve such signage or other lettering by written notice to Tenant. All signage or other lettering which has been approved by Landlord shall thereafter be installed by Landlord at Tenant's sole cost and expense. Payment of all charges therefor shall be deemed additional rent hereunder. In the event Landlord requires payment in advance for the installation of any such signage or other lettering, no installation shall be commenced by Landlord until Landlord has received payment in full.

     Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord's prior written approval. The removal, change or modification of any signage or other lettering theretofore installed shall be performed solely by Landlord at Tenant's sole cost and expense. Tenant shall not exhibit, inscribe, paint or affix on any part of the Premises or the Building visible to the general public any signage or lettering including the words "temporary" or "personnel".

     Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this section may be removed by Landlord and the cost of any such removal shall be paid by Tenant as additional rent.

          G. Consents and Approvals. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

          H. Intentionally Omitted

          I. Renewal Option.

          1. Provided that (i) both at the time of the exercise of the option hereinafter set forth and at the time of commencement of the Renewal Term (as hereinafter defined) this Lease is in full force and effect, and provided further that no Event of Default is continuing hereunder and (ii) Tenant has neither assigned its interest under this Lease or subleased all or any portion of the Premises nor offered to so assign this Lease or sublease all or any portion of the Premises, and (iii) Tenant is in occupancy of the entire Premises for the purpose of conducting its own business, Tenant is hereby granted the option to renew the Term of this Lease for one (1) period of sixty (60) months (the "Renewal Term"). The Renewal Term is to commence immediately upon the expiration of the initial Term. Once Tenant has served a Renewal Notice (as hereinafter defined) upon Landlord, Tenant shall be bound for the entire applicable Renewal Term by the terms and conditions of this Lease, as the same is modified pursuant to this Article 39. Tenant shall exercise the option to renew only by delivering irrevocable written notice of such election (a "Renewal Notice" ) to Landlord not less than one (1) year prior to the expiration of the initial Term. In the event that Landlord does not receive the Renewal Notice within such notice period (time being of the essence with respect thereto), then such option to renew the Term shall, upon the expiration of such time period, become null and void and be of no further force or effect and Tenant shall, at the request of Landlord, execute an instrument in form and substance acceptable to Landlord confirming such facts.

          2. The Renewal Term shall be upon the same terms and conditions of this Lease, except that (a) the Rent during the Renewal Term shall be payable at an annual rate per rentable square foot equal to the greater of (1) ninety-five (95%) percent of the annual fair market rental rate for the Premises for the Renewal Term ("FMR"), as such FMR is determined (x) by agreement between Landlord and Tenant on or before the date (the "FMR Agreement Date" ) which is sixty (60) days prior to the end of the initial Term or (y) in the absence of such agreement, by the Three Appraiser Method set forth in Section 3 of this
Section I, or (2) the Rent in effect during the last year of the initial Term;
(b) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and (c) the Premises shall be delivered in their existing condition (on an "as is" basis) at the time the Renewal Term commences. Landlord and Tenant shall attempt to negotiate in good faith a mutually acceptable determination of the FMR prior to the FMR Agreement Date. FMR, as used herein, shall be deemed to be the fair market rental rate (i.e., the rental rate payable by a willing tenant to a willing landlord for like and comparable space), determined as of the date which is six (6) months prior to the Expiration Date, for the Premises.

          3. The "Three Appraiser Method" shall operate as follows: FMR shall be based upon the then current fair market rental rate for comparable space in comparable buildings in the downtown, New York, New York area (i.e., the rental rate payable by a willing tenant to a willing landlord for like and comparable space), using as a comparison, transactions for the six (6) months prior to the commencement of such Renewal Term, which shall be determined by each of two (2) real estate appraisers, one of whom shall be named by Landlord and the other of whom shall be named by Tenant. Each of the appraisers shall be licensed or certified, as appropriate, in New York as a real estate appraiser, specializing in first-class office buildings in the New York, New York area, having no less than ten (10) years experience in such field, and generally recognized as ethical and reputable within the field (each, a

"Qualified Appraiser"). Landlord and Tenant agree to make their appointments within five (5) business days after the FMR Agreement Date, if the parties have not theretofore agreed upon the FMR. Each Qualified Appraiser shall submit his determination of the FMR within fifteen (15) days after the date of his selection. If the positive difference between the two determinations of the FMR is less than or equal to ten (10%) percent of the higher of the two determinations, then, for the purposes of Section 2(a)(l) above, the FMR shall be the higher of such two determinations of the FMR. If the positive difference between the two determinations of the FMR is greater than ten (10%) percent of the higher of the two determinations, then the two (2) Qualified Appraisers selected by Landlord and Tenant shall select a third Qualified Appraiser within five (5) days after they both have rendered their FMR determinations, and within fifteen (15) days after the date of his selection, the third Qualified Appraiser shall submit his determination of the FMR and, for the purposes of Section 2(a)(l) above, the FMR shall be the avenge of the three (3) determinations made by the three (3) Qualified Appraisers. Landlord and Tenant shall each pay the fee of the Qualified Appraiser selected by it, and they shall equally share the payment of the fee of the third Qualified Appraiser, if the selection of same is required hereunder.

          4. Except for the renewal option set forth in this Section I, this Lease may only be extended beyond the Expiration Date by the parties executing an extension agreement signed by both parties making specific reference to this Lease.

          J. Downtown Benefits. Landlord shall reasonably cooperate with Tenant, at no cost or expense or liability to Landlord, in connection with Tenant's applying for any property related benefits from the City of New York to which Tenant may be entitled as a result of Tenant's leasing the Premises. All such benefits acquired by Tenant shall be for the account of Tenant only.

     40. RIGHT OF FIRST OFFER.

               (i) Provided (1) this Lease shall then be in full force and effect, (2) Tenant shall not be in material default hereunder beyond any applicable notice and/or cure period, and (3) Tenant shall be in actual occupancy of at least ninety (90%) percent of the Premises (items (1), (2), and (3) hereinafter shall be collectively referred to as the "Offer Space Conditions"), in the event that Landlord shall desire to lease the balance of the ninth (9th) floor in the Building (the "Offer Space"), Tenant shall have the single, non-recurring right ("Right of First Offer") to have Landlord submit written notice (the "Lease Notice") to Tenant of Landlord's desire to lease the Offer Space as to the space offered, which Lease Notice shall be deemed an offer to Tenant to lease the Offer Space.

               (ii) The Lease Notice shall set forth (1) a description of the Offer Space, the number of rentable square feet attributable to the Offer Space as determined by Landlord (the "Deemed Rentable Square Footage" ) and Tenant's Proportionate Share attributable to the Offer Space (the "Deemed Tenant's Proportionate Share"), (2) the fixed annual rent and all additional rent (including the base amount or base years, if any, for taxes, operating expenses and other escalations) at which Landlord proposes to lease the Offer Space (collectively, the "Offer Rental"), (3) the term for which Landlord proposes to lease the Offer Space (including renewal options, if any, it being understood that, unless expressly set forth in the Lease Notice, the renewal options provided in Article 39 hereof shall not be applicable to the Offer Space), (4) the condition in which Landlord proposes to deliver the Offer Space, (5) the tenant inducements (such as, by way of example only, work letters, work allowances and free rent periods) that Landlord proposes to offer in connection with the leasing of the Offer Space, (6) the date upon which Landlord anticipates the Offer Space could be delivered to Tenant (the "Offer Space Scheduled Date"), and
     (7) such other terms as Landlord may propose upon which Landlord would be willing to lease the Offer Space to a third party tenant. The Lease Notice shall constitute an offer by Landlord to Tenant to lease all and not less than all of the Offer Space identified in the Lease Notice. The parties hereto agree that in no event, unless Landlord was grossly negligent or intentionally lied to Tenant, shall the Deemed Rentable Square Footage constitute or imply any representation by Landlord whatsoever as to the actual size of the Offer Space.

               (iii) Tenant shall have thirty (30) days following Landlord's giving of the Lease Notice to deliver to Landlord written notice (the "Election to Lease Notice" ) of Tenant's desire to lease from Landlord the Offer Space for the Offer Rental and on such other terms as may be set forth in the Lease Notice. Time shall be of the essence with respect to said 30-day period and the failure or refusal of Tenant for any reason whatsoever to deliver to Landlord the Election to Lease Notice in the time and manner herein prescribed shall be deemed an irrevocable waiver of Tenant's Right of First Offer as to the particular transaction and any future lease of the Offer Space, whereupon Tenant's Right of First Offer shall lapse, and be of no further force or effect.

               (iv) If Tenant shall timely and in the manner herein prescribed deliver its Election to Lease Notice and provided the Offer Space Conditions are satisfied, then, on the date on which Landlord delivers vacant possession of the Offer Space to Tenant (the "Offer Space Effective Date"), the Offer Space shall become, and be deemed to comprise, part of the Premises as if originally included in the demise hereunder, upon the same terms, covenants and provisions of this lease, except (1) the Rent shall be increased by the Offer Rental, (2) Tenant's Proportionate Share shall be increased by the Deemed Tenant's Proportionate Share and (3) as may be otherwise set forth in the Offer. Landlord shall use reasonable efforts to deliver vacant possession of the Offer Space to Tenant on or prior to the Offer Space Scheduled Date; provided, however, it is expressly understood that the Offer Space Scheduled Date shall not be binding upon Landlord and if Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or prior to such date, the Offer Space Effective Date shall be the date on which Landlord is able to so deliver possession and Landlord shall not be subject to any liability and this Lease shall not be impaired under such circumstances. Tenant hereby waives any right to rescind this Lease under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223(a). Notwithstanding the foregoing, if Landlord is unable to deliver vacant possession of the Offer Space to Tenant on or prior to the six (6) month anniversary of the Offer Space Scheduled Date, Tenant shall have the right, as and for its sole remedy, by written notice to Landlord given within ten (10) days after the five (5) month anniversary of the Offer Space Scheduled Date, to rescind its Election to Lease Notice. Upon Landlord's receipt of Tenant's notice to rescind (provided that Landlord shall not theretofore have delivered to Tenant vacant possession of the Offer Space), the provisions of this Section 40 shall automatically cease to apply to the Offer Space and Landlord shall cease to have any further obligations to Tenant with respect to the Offer Space, but the foregoing shall not affect Tenant's rights or obligations under the Lease with respect to any other portion of the Premises.

               (v) If Tenant shall notify Landlord of Tenant's waiving of its Right of First Offer, or if Tenant is deemed to have waived its Right of First Offer, then the following shall apply:

                    (1) Tenant shall, immediately upon demand therefor by Landlord, execute, in form for recording and as otherwise reasonably required by Landlord, an instrument ("Waiver") confirming the waiver of and extinguishing the Right of First

          Offer and expressly reciting that the Waiver is given pursuant to
          Article 40 of this Lease. If Tenant shall fail or refuse for any reason to execute the Waiver within two (2) Business Days after demand therefor by Landlord, then Landlord may execute the Waiver on Tenant's behalf, without waiving any of Landlord's rights and remedies to recover damages. Nothing herein shall be in derogation of Landlord's right to damages (and/or to seek equitable relief, e.g., an action to compel specific performance) which may be incurred by Landlord in such event if another transaction is discontinued or terminated, with or without an agreement having been entered into, as a result of or attributable to Tenant's failure or refusal to have executed and delivered the Waiver; and

                    (2) Landlord shall have a period of three hundred sixty-five
          (365) days from the date of Landlord's receipt of the Waiver executed by Tenant, to execute a lease for the Offer Space for not less than eighty-five (8 5%) percent of the Net Effective Offer Rental (as hereinafter defined) and on such other terms and conditions as are substantially the same as, but not substantially more favorable to the proposed lessee than, those contained in the Lease Notice. The term "Net Effective Offer Rental " shall mean the net present value, determined as of the commencement date of the proposed lease using a discount rate of 10%, of the aggregate of all rent and additional rent for taxes, operating expenses and electricity charges payable under the proposed lease discounted from the date that any such payment would have been made under the proposed lease to the commencement date of such proposed lease, after deducting therefrom the amount of all tenant inducements (such as, by way of example only, work allowances, work letters and rent abatements) that are (or will be) granted to the tenant thereunder, discounted, using a discount rate of 10%, from the date that such tenant inducements were to have been given under the proposed lease to the commencement date of such proposed lease. If a lease for the Offer Space is not executed within the said 365-day period, then the Right of First Offer accorded to Tenant in this
          Section 40 shall be deemed revived and reinstated with respect to any subsequent desire of Landlord to lease the Offer Space subsequent to said 365-day period, but in no event be deemed to revive the particular Right of First Offer theretofore waived or deemed waived by Tenant. Notwithstanding the foregoing, in the event that Landlord shall submit a new Lease Notice to Tenant within the 365-day period applicable to a previous Waiver by Tenant and Tenant shall also waive or be deemed to have waived its Right of First Offer as to the new Lease Notice, then the provisions of the first two (2) full sentences of this Section 40(v)(2) above shall be deemed to apply to the terms and conditions of the new Lease Notice, and the terms of this sentence shall always be applicable to the most recent Lease Notice with respect to which Tenant shall have waived or been deemed to have waived its Right of First Offer.

               (vi) Any breach by Tenant of its obligations under this Section 40 shall entitle Landlord to any and all remedies available to Landlord at law and in equity.

               (vii) The Right of First Offer herein set forth is available only to the Tenant first named in the heading of this Lease (i.e., NextVenue, Inc.), and reference in this Section 40 to "Tenant" shall mean, and the rights accorded in this Section 40 shall be available only to, NextVenue, Inc.; and to no other person, party or entity whatsoever including, without limitation, any assignee, licensee or subtenant of NextVenue, Inc.

               (viii) Notwithstanding the foregoing, Tenant's Right to First Offer shall not apply to, and the term Offer Space shall not include, any space (1) which is subject to (w) a lease which grants the tenant thereunder any rights of renewal or extension as to such space, (x) a right, option or obligation to lease such space hereafter acquired by any other tenant or person, if such right, option or obligation arises pursuant to an option or right to renew or extend the term of such lease contained in any lease or a so-called "must-take" provision contained in any lease (i.e., a provision whereby such tenant or person is obligated to take the space in question upon the occurrence of certain events enumerated in such lease),
     (y) an expansion option contained in any lease, or (z) an offer space or available space option contained in any such lease, or (2) which Landlord intends to offer to the existing tenant of such space notwithstanding the absence of any renewal or extension rights in such tenant's existing lease.

               (ix) Tenant and Landlord, respectively, shall indemnify, defend and hold harmless the other from any claims for any brokerage commissions or real estate consultant fees and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant or Landlord, respectively, with any broker or real estate consultant other than Broker and any one claiming by, through or under Broker in connection with the granting of the Right of First Offer, the exercise thereof and consummation of the transaction(s) contemplated thereby.

               (x) Landlord and Tenant shall, upon the request of the other party, execute, acknowledge and deliver to the other party an instrument or instruments in form reasonably satisfactory to both parties confirming the addition of the Offer Space to the Premises, the Offer Space Effective Date, the increase in the Rent, the increase in Tenant's Proportionate Share and any other terms or conditions in respect of the Offer Space, but any failure of the parties to execute, acknowledge and deliver such instrument(s) shall not affect the validity of the leasing of the Offer Space or any of the provisions of this Section 40.

     41. SATELLITE DISHES. Tenant shall have the non-exclusive right to install, inspect, adjust and maintain one or more satellite dishes (collectively, "Satellite Dishes" ) on the Building rooftop at Tenant's sole risk, cost and expense (said right is hereinafter referred to as "Tenant's Satellite Right" ) provided the installation, inspection, adjustment and maintenance of said Satellite Dishes does not involve any penetration of the roof surface and such installation is otherwise, in all respects, satisfactory to Landlord and its roofing contractor (it being agreed that Tenant may, subject to Landlord's reasonable approval, run a conduit from the roof to the Premises). The dimensions and performance characteristics of said Satellite Dishes shall be subject to Landlord's reasonable approval.

          A. Satellite Rent. In consideration of Landlord's granting to Tenant Tenant's Satellite Right, Tenant shall pay to Landlord, in addition to all Rent and additional rent payable by Tenant under this Lease, an amount equal to the product of (x) $13.50 and (y) the total number of square feet of space utilized by Tenant in connection with Satellite Dishes ( "Satellite Rent"). Satellite Rent shall be payable by Tenant on the first day of each month for each month that a Satellite Dish is on the roof of the Building. Satellite Rent shall be increased as of the second and each succeeding anniversary of the Rent Commencement Date (each, an "Adjustment Date" ) to an amount equal to the greater of (a) the product of (i) the Satellite Rent payable immediately prior to the applicable Adjustment Date multiplied by (ii) 1.03, and (b) the product of (i) the Satellite Rent payable immediately prior to such Adjustment Date multiplied by (ii) a fraction (which shall in no event be less than 1/1), the numerator of which is the CPI Index (as hereinafter defined) for the calendar month which is three (3) months immediately preceding the month in which the applicable Adjustment Date occurs and the denominator of which is the CPI Index for the calendar month which is fifteen (15) months immediately preceding the month in which the applicable Adjustment Date occurs (the resultant fraction for the purposes of such calculation being carried to five (5) decimal places). In no event shall the Satellite Rent be reduced on any Adjustment Date below the Satellite Rent payable immediately prior to such Adjustment Date. For purposes of this Lease, the "CPI Index " shall mean the Consumer Price Index for all Urban Consumers, All Items, U.S.

City average (1967=100), published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "Bureau") or a successor or substitute index appropriately adjusted. The CPI Index using the 1967 reference base shall be used as long as such index is published by the Bureau. If the CPI Index using the 1967 reference base ceases to be published by the Bureau, all CPI Index numbers used in the calculations provided for herein shall be adjusted to the new reference base, the adjustment factor provided by the Bureau being conclusive., If at any time a change occurs in the terms, items or structure of the CPI Index, the new and updated CPI Index (with the appropriate reference base year) shall immediately upon its introduction be adopted for use in the calculations provided for herein. If a correction is made to a previously published CPI Index, the Satellite Rent payable by Tenant hereunder shall be recalculated in accordance with such correction and Tenant shall pay to Landlord, promptly upon demand, the amount of the deficiency, if any in Satellite Rent theretofore paid by Tenant and Landlord shall credit Tenant against future payments of Satellite Rent the amount of the excess Satellite Rent paid by Tenant, if any. If no CPI Index (including a successor or substitute index) is available, a reliable governmental or other publication, selected by Landlord, evaluating the information theretofore used in determining the CPI Index shall be used in determining the adjustment of Satellite Rent as of succeeding Adjustment Dates.

          B. Roof Access. Landlord and Tenant agree that Tenant's Satellite Right will necessitate that Tenant have access to the rooftop of the Building. To the extent that Tenant's Satellite Right expands the area of the Building to which Tenant has access (the "new access areas"), then Landlord and Tenant agree that any and all provisions of the Lease that apply to the Premises, including, but not limited to, the Rules and Regulations, shall also apply to the new access areas, except as modified herein and except to the extent that said Lease provisions place any additional responsibilities on the Landlord with respect to the new access areas. The precise location of the Satellite Dishes shall be subject to the sole discretion of Landlord. Landlord shall also have the express right to reject the proposed size and design of any or all of the Satellite Dishes.

          C. Tenant's Obligations.

               (i) Increase in Landlord's Insurance Cost. If the rate of any insurance carried by Landlord is increased as a result of the exercise of Tenant's Satellite Right, then Tenant will pay to Landlord, as additional rent, not later than thirty (30) days before the date Landlord is obligated to pay a premium on the insurance or within ten (10) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused by Tenant's Satellite Right, whichever date is later, a sum equal to the difference between the original premium and the increased premium resulting solely from the installation of the Satellite Dishes.

               (ii) Rooftop Access. Landlord has not made any representations or promises pertaining to physical condition of the Building's rooftop or its suitability for the installation and maintenance of the Satellite Dishes. Tenant, for the purpose of this Article 41 and its right to rooftop access hereunder, accepts the rooftop in its "as is" condition. Without in any way limiting Landlord's rights under this Lease, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's rights under this Article 41.

               (iii) Compliance With Laws. Tenant represents that it has obtained, or will have obtained prior to installation, any and all necessary licenses, approvals, permits, etc., necessary for the installation, maintenance and operation of Tenant's Satellite Dishes. Tenant's Satellite Right shall not in any way conflict with any applicable law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted. Tenant will, at its sole cost and expense, promptly comply or take all action necessary to enable the Building to comply with all laws, statutes, ordinances, governmental rules or regulations, or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting Tenant's Satellite Right. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any loss, cost (including reasonable attorneys' fees incurred in defending Landlord), damage or liability arising out of any violations of said laws, statutes, ordinances, rules or regulations. Tenant shall, at its sole cost and expense, make any repairs to the rooftop which are necessitated by the installation, maintenance or operation of the Satellite Dishes. Such repairs shall be governed by the provisions of Section 4 hereof. Landlord may, at its option, after notice to Tenant, cause such repairs to be made at the sole cost and expense of Tenant.

               (iv) Operation. Tenant's Satellite Right shall, in all material respects, be exercised: (1) in such manner as will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life, safety, public utilities or other systems or facilities in the Building or the Premises or any other tenant in the Building; (2) in compliance with all applicable laws, codes and regulations; (3) in such a manner as will not directly or indirectly interfere with, delay, restrict or impose any expenses, work or obligations upon Landlord in the use or operation of the Building; (4) at Tenant's cost, including the cost of repairing all damage attributable to the installation, inspection, adjustment, maintenance, removal or replacement of the Satellite Dishes. In connection with the installation of the Satellite Dishes, Tenant shall provide to Landlord:
     (aa) a letter from a structural engineer reasonably acceptable to Landlord certifying that the installation of the Satellite Dishes was properly performed and that the integrity of the Building structure has not been adversely affected in any material way by reason of such installation; and
     (bb) written approval of Landlord's roofing contractor of the manner of installation which shall not be unreasonably withheld or delayed.

               (v) Insurance. Tenant will, at all times during the term of this Lease, and at its cost and expense, ensure that the insurance policies to be maintained by Tenant under Section 9 hereof are properly endorsed to reflect the Satellite Dishes and Tenant's Satellite Right. Tenant agrees to pay the premiums therefor and to deliver copies of said policies and/or endorsements thereto to Landlord on the first day of the term of this Lease, and the failure of Tenant to either obtain said insurance or deliver copies of said policies or certificates thereof to Landlord shall be a default under this Lease.

               (vi) Indemnity. Tenant shall and hereby does indemnify and hold harmless Landlord against and from any and all claims arising from the Tenant's use of the new access areas and Tenant's installation, inspection, adjustment and maintenance of the Satellite Dishes. Tenant assumes all risk of damage to property or injury to persons, in, upon or about the new access areas as a result of Tenant's installation, inspection, adjustment and maintenance of the Satellite Dishes.

               (vii) Landlord's Recapture. In conjunction with the Lease, Landlord may, by giving thirty (30) days notice to Tenant, elect to retain or dispose of in any manner the Satellite Dishes (the "Satellite Recapture Right" ) if Tenant does not remove said Satellite Dishes from the rooftop on the Lease Expiration Date or earlier termination of this Lease. If Landlord notifies Tenant of its intent to exercise the Satellite Recapture Right and Tenant does not remove the Satellite Dishes by the Expiration Date, title to the Satellite Dishes shall, on expiration of the thirty (30) day period, vest in Landlord. Additionally, Tenant shall be liable to Landlord for any of Landlord's costs for storing, removing and disposing of said Satellite Dishes. This provision shall survive the expiration or termination of this Lease.

               (viii) Non-Exclusivity. By granting the Tenant's Satellite Right, Landlord does not covenant or agree that it has not conveyed or will not convey in the future similar rights to other parties desiring to install communications devices on the roof of the Building. In addition, Landlord makes no representation whatsoever as to the suitability of the rooftop for installation of the Satellite Dishes in terms of the quality of reception of the Satellite Dishes, and does not warrant that the Satellite Dishes will be free from interference from other devices placed upon the Building or other buildings in the area.

               (ix) Default. Tenant's Satellite Right shall terminate in the event of an Event of Default under the Lease.

     42. TENANT'S GENERATOR. (a) Subject to the provisions of Article 3, Landlord will grant to Tenant, for Tenant's own use and not for resale purposes, a non-exclusive license for an area to be designated by Landlord in Landlord's reasonable discretion, for the construction, installation, operation and use by Tenant of a 600 kilowatt diesel-powered electric generator and other related equipment, including, but not limited to, mountings and supports (collectively such equipment being hereinafter referred to, individually or collectively, as "Tenant's Equipment"), at a location designated by Landlord. Tenant will have full control over the maintenance and operation of Tenant's Equipment and may, subject to Landlord's reasonable approval as to dimensions and location, install a 3,000 gallon diesel fuel tank. Tenant will reimburse Landlord for the actual cost of any diesel fuel used as measured by a fuel meter. In connection with the foregoing, and subject to the rights of other tenants in the Building, Landlord shall make available to Tenant access to the applicable area, for the construction, installation, maintenance, repair, operation and use of Tenant's Equipment. If Tenant requires riser space for electrical conduits connecting Tenant's Equipment to the Premises, then, subject to the rights of other tenants in the Building, and subject to the provisions of Article 3 hereof, Landlord shall make available to Tenant, for Tenant's use solely in connection with Tenant's Equipment, sufficient space in the Building, at a location reasonably determined by Landlord, for the installation of a riser. All work in connection with the installation of such riser, including core drilling, if required, shall be performed at Tenant's sole cost and expense, including the cost of a fire watch and related supervisory costs relating to any core drilling, which shall be performed in such a manner and at such times as Landlord shall prescribe. References herein to Tenant's Equipment shall be deemed to include such riser and the electrical conduits appurtenant thereto. Without in any way limiting Landlord's approval rights contained in this Article 42 or anywhere else in this Lease, Landlord conditionally approves (i) the farthest west parking space in the parking garage for the location of Tenant's Equipment and (ii) a separate room within the basement of the Building which room is due east of the fuel oil tank currently located thereat for the location of the aforementioned 3,000 gallon diesel fuel tank. With respect to each of the aforementioned spaces, Landlord shall deliver same "AS IS", without in any way being obligated to prepare such spaces for Tenant's use thereof or make any alterations to such spaces whatsoever.

                    (b) The installation of Tenant's Equipment shall constitute an Alteration and shall be performed at Tenant's sole cost and expense in accordance with and subject to the provisions of Article 3 hereof. All of the provisions of this Lease shall apply to the installation, use and maintenance of Tenant's Equipment, including all provisions relating to compliance with legal requirements and insurance requirements, insurance, indemnity, repairs and maintenance. The license granted to Tenant in this Article 42 shall not be assignable by Tenant separately from this Lease. Tenant's Equipment shall be treated for all purposes of this Lease as Tenant's Property. Tenant shall pay to Landlord monthly, as Additional Rent upon demand, the amount, determined by Landlord in its reasonable discretion, by which Taxes imposed upon the Building have been increased on account of Tenant's installation of Tenant's Equipment.

                    (c) Tenant shall have reasonable access at all times to, and Landlord shall not interfere with, the use of the Equipment so as to cause the functioning thereof to be materially interrupted or impaired. Tenant shall use Tenant's Equipment so as not to cause any interference to Landlord's use of the Building or the Real Property, including the use by Landlord or other tenants or occupants of the Building of equipment and facilities thereon, or damage to or interference with the operation of the Building or systems. If Tenant's Equipment interferes with or disturbs the reception or transmission of communication signals by or from any antennas, satellite, dishes or similar equipment installed by Landlord or any other tenant in the Building on or before the installation by Tenant of Tenant's Equipment, or if Tenant's Equipment interferes with the operation of the Building or the Building systems, then Tenant, at its sole cost and expense, shall relocate Tenant's Equipment to another area designated by Landlord.

                    (d) Tenant acknowledges and agrees that the privileges granted Tenant under this Article 42 shall merely constitute a license and shall not, now or at any time after the installation of Tenant's Equipment, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof. The license granted to Tenant in this Article 42 shall co-exist with the Lease, and shall not be revoked so long as this Lease has not been terminated and shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination.

     43. DOWNTOWN BENEFITS. Notwithstanding anything to the contrary contained herein, in the event Tenant has not qualified for benefits under any New York City downtown incentive program on or before thirty (30) days from the date hereof, Tenant may, by written notice (the "Benefits Notice" ) to Landlord no later than thirty-five (35) days from the date hereof (the "Contingency Expiration Date"), TIME BEING OF THE ESSENCE WITH RESPECT THERETO, terminate this Lease, whereupon all obligations and liabilities of both Landlord and Tenant shall be extinguished, except for those obligations and liabilities which expressly survive the termination of this Lease, provided, however, Tenant reimburses Landlord immediately for all costs and expenses incurred by Landlord in connection with the preparation and negotiation of this Lease, Landlord's Core Work and Tenant's Initial Alteration, including, without limitation, fees of attorneys, contractors and architects and costs and expenses associated with applications for building permits and design approvals (as evidenced by copies of invoices or receipts or other reasonably satisfactory documentation). Tenant acknowledges and agrees that Landlord may, without notice to Tenant, and without in any way limiting the amount which may be payable to Landlord hereunder, draw down the L/C to reimburse Landlord for any such amounts which may be payable to Landlord hereunder. In the event Landlord does not receive the Benefits Notice on or before the Contingency Expiration Date, then such right to terminate the Lease shall become null and void and of no further force and effect. Tenant shall use its best efforts to promptly and diligently pursue any such benefits.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                      LANDLORD:

                                      100 WILLIAM LLC,
                                         a Delaware limited liability company


                                      By: Taconic Investment Partners, L.L.C.,
                                          Authorized signatory


                                          By:        /s/ Paul Pariser
                                              ----------------------------------
                                              Name:  Paul Pariser
                                              Title: Principal


                                      TENANT:

                                      NEXTVENUE, INC.,
                                         a Delaware corporation


                                      By:        /s/ Nicholas Balletta
                                          --------------------------------------
                                          Name:  Nicholas Balletta
                                          Title: President

                                              13-4032787
                                      ------------------------------------------
                                      Tenant's Tax I.D. Number

                                    EXHIBIT 1

                             Floor Plan of Premises

                                      [MAP]

                                      [MAP]

                                    EXHIBIT 2

                              Intentionally Deleted

                                    EXHIBIT 3

                         Current Cleaning Specifications

                               100 William Street

Cleaning of the building located at 100 William Street, New York New York including office space, entrance lobby, sidewalks, public halls, stairways, fire tower, lavatories, passageways, elevator cabs, as provided for below. This does not include vault areas, elevator shafts, elevator pits, kitchen or dining rooms.

GENERAL CLEANING - Nightly

Dust sweep flooring with specially treated cloths to Insure dust free floors.

Wash ceramic tile, marble and terrazzo flooring in building entrance foyers.

Carpet sweep carpeted areas and rugs four nights each week and vacuum once each week, moving light furniture other than desks, file cabinets, etc.

Sweep stairways; wash as necessary, ashtrays, receptacles, etc.; damp dust as necessary.

Clean cigarette urns and replace sand or water necessary.

Remove wastepaper and waste materials to a designated area in the premises. Waste or rubbish bags shall be supplied to us.

Dust and wipe clean furniture, fixtures, desk equipment, telephones and windowsills with specially treated cloths.

Dust baseboards, chair rails, trim louvres, pictures, charts etc. within reach.

Wash drinking fountains and coolers.

Keep lockers and service closet rooms in clean and orderly condition.

LAVATORIES - Nightly

Sweep and wash flooring with approved germicidal detergent solution.

Wash and polish mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal detergent solution.

Dust partitions, tile walls, dispensers and receptacles.

Empty and clean towels and sanitary disposal receptacles.

Remove wastepaper and refuse to a designated area in the premises, using special janitor carriages.

Fill toilet tissue dispenses with supplies furnished by the Contractor.

ENTRANCE LOBBY - Nightly

Sweep and wash flooring; vacuum carpeting.

Spray buff lobby nightly.

If floor mats have been used during the day, they shall be washed.

Clean cigarette urns and replace sand or water as necessary.

Floors in elevator cabs will be properly maintained. If carpeted remove soluble spots which safely respond to standard spotting procedure without risk of injury to color or fabric.

Dust and rub down mail chutes and mail depositories.

Dust and rub down elevator doors, walls, metal work and saddles in elevator cabs.

Dust walls up to twelve (12) feet and keep from fingermarks, smudges, etc.

PUBLIC AREAS - Periodic Cleaning

Elevator, stairway, office and utility doors on each floor will be checked for general cleanliness, removing fingermarks as necessary.

Remove fingermarks from metal partitions and other similar surfaces as necessary.

Wipe clean interior building metals necessary.

PUBLIC AREAS - High Dusting

Do high dusting every 3 months, which includes the following:

Dust pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

Dust exterior of light fixtures.

Dust overhead pipes, sprinklers, etc.

Dust window frames.

PUBLIC WAXING - QUARTERLY

All public corridors shall be scrubbed and waxed quarterly.

Dust vertical surfaces such as partitions, ventilating louvres, etc. not reached in nightly cleaning.

Upon completion of the foregoing work assignments, lights shall be extinguished, windows closed, doors locked, premises secured, and left in a neat and orderly condition.

LAVATORIES - Periodic Cleaning

Machine scrub flooring with approved germicidal detergent solution, bi-monthly.

Wash partitions, tile walls and enamel surfaces with approved germicidal detergent solution once a month.

Dust exterior of lighting fixtures once a month.

High dusting once a month.

ENTRANCE LOBBY - Periodic Cleaning

Machine scrub flooring, one time each month and apply wax.

Clean lights, globes and fixtures as necessary.

Dust down walls once a month.

Rub down metal and other high level bright work as necessary.

DAY SERVICES - DUTIES OF DAY PORTERS

Police areas in lobby.

Police elevator cabs in main level

Fill toilet tissue dispensers in lavatories supplies furnished by the Contractor.

Clean basement corridors and utility areas.

Police employee's locker rooms so that they are kept in clean condition.

Sweep and hose sidewalks, weather permitting; shovel snow when necessary.

Set out rubber mats on rainy days; keep in clean condition.

Sweep and dust stairways and fire tower; dust handrails; spindles; newels and stair stringers, wash stairs as necessary.

Keep frames of entrance doors in clean condition.

Clean standpipes and sprinkler connections as necessary.

If directed by building management, equipment rooms, fan rooms, etc. shall be swept regularly.

Wipe down exterior metal work, marble, etc. of building entrances as necessary. It is assumed that store or ground floor tenants will pay for exterior maintenance.

WINDOW CLEANING

1. Clean all entrance doors five times a week, Monday through Friday, and transoms, once a week.
2. Clean all perimeter office windows, both exterior and interior four times a year.
3. All window cleaning will be performed during the regular working hours of 7:00 a.m. to 3:30 p.m., Monday through Friday, excluding Saturdays and Sundays, and Union Holidays.

4. No exterior window washing will be done on days of rain, sleet, or snow, but will be performed as soon as possible thereafter.

SCHEDULE OF CLEANING:

Night cleaning service shall be rendered five nights each week, Monday through Friday, except on union and legal holidays.

Day services shall be rendered five days each week, Monday through Friday, except on union and legal holidays.

                                    EXHIBIT 4

                            Form of Letter of Credit

[BANK LETTERHEAD]

100 William LLC
c/o _______________________
___________________________
___________________________

Re: Irrevocable Clean Standby Letter of Credit

By order of our client, ____________________, we hereby open our irrevocable clean standby Letter of Credit No. ___ in your favor for an amount not to exceed in the aggregate __________ ($________) Dollars effective immediately.

Funds under this Letter of Credit are available to you against your sight draft on us mentioning thereon our Credit No. ________________________.

This Letter of Credit shall expire on _________________, ________, 2000;
provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiry date hereof and from each and every future expiry date, unless at least forty-five (45) days prior to any expiry date we shall notify you by registered or certified mail (return receipt requested) or overnight courier service delivered to the above indicated address that we elect not to consider this Letter of Credit renewed for any such additional period.

Upon receipt of such notice, but on or before the then expiration date, you may draw the full amount hereunder by means of your sight draft drawn on us, accompanied by your written statement purportedly signed by one of your authorized representatives reading as follows: "We are in receipt of written notice from you of your election not to renew your Letter of Credit No. _____________, and we have not received an acceptable replacement Letter of Credit as of the date of our drawings."

This Letter of Credit is transferable in full, not in part, without any fees or charges and may be transferred one or more times upon receipt of your written instructions.

[Insert standard provision for the right to transfer the letter of credit in accordance with the Uniform Customs and Practice for Documentary Credits referred to below.]

We hereby agree with you that all drafts drawn with the terms of this Letter of Credit will be duly honored upon presentment and delivery to our office at on or prior to the expiry date, or as the same may from time to time be extended. Partial drawings are permitted.

Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

Very truly yours,
[Name of Bank]


By:

                                   SCHEDULE A

                              RULES AND REGULATIONS

I. The rights of each tenant in the Building to the entrances, corridors and elevators of the Building are limited to ingress to and egress from such tenant's premises and no tenant shall use, or permit the use of the entrances, corridors, or elevators for any other purpose. No tenant shall invite to its premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by other tenants. No tenant shall encumber or obstruct, or permit the encumbrances or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building, the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

II. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenants' employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of any tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from a tenant's premises or the Building under the provisions of this rule.

III. No tenant shall obtain or accept for use in its premises ice, drinking water, towels, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulation as may be fixed by Landlord.

IV. No window or other air-conditioning units shall be installed by any tenant, and only such window coverings as are supplied or permitted by Landlord shall be used in a tenant's premises.

V. There shall not be used in any space, nor in the public halls of the Building, either by any tenant or by jobbers, or other in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

VI. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

VII. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might unreasonably disturb other tenants in the Building, shall be made or permitted by any tenant. No dangerous, inflammable, combustible or explosive object, material or fluid shall be brought into the Building by any tenant or with the permission of any tenant.

VIII. All damages resulting from any misuse of the plumbing fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

IX. Each tenant shall be required to use Landlord's designated locksmith and may only install such locks and other security devices as Landlord approves. Each tenant shall furnish Landlord with keys to its respective premises so that Landlord may have access thereto for the purposes set forth in the Lease. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefore. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

X. Each tenant, shall, at its expense, provide artificial light in the premises for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

XI.    No tenant shall install or permit to be installed any vending machines.

XII. No animals or birds, bicycles, mopeds or vehicles of any kind shall be kept in or about the Building or permitted therein.

XIII. No furniture, office equipment, packages or merchandise will be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Landlord shall prescribe the charge for freight elevator use and the method and manner in which any merchandise, heavy furniture, equipment or safes shall be brought in or taken out of the Building, and also the hours at which such moving shall be done. No furniture, office equipment, merchandise, large packages or parcels shall be moved or transported in the passenger elevators at any time.

XIV. All electrical fixtures hung in offices or spaces along the perimeter of any tenant's Premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

XV. The exterior windows and doors that reflect or admit light and air into any premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by any tenant, nor shall any articles be placed on the windowsills.

XVI. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent same.

XVII. No tenant shall do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except as expressly approved in writing by Landlord. In addition, no tenant shall cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises. The foregoing shall not preclude tenant from having food or beverages delivered to the premises, provided that no cooking or food preparation shall be carried out at the premises.

XVIII. No tenant shall generate, store, handle, discharge or otherwise deal with any hazardous or toxic waste, substance or material or oil or pesticide on or about the Real Property.

                                  SCHEDULE B-1

                              LANDLORD'S CORE WORK

     I. Landlord agrees, at its sole cost and expense and without charge to Tenant, to do the following work in the Premises, all of which shall be of design, capacity, finish and color of the building standard adopted by Landlord for the Building hereinafter called "Building Standard":

     Demolish and remove existing tenant improvements with floors left broom clean:

     Replace and repair any broken window panes.

     Provide panel and hook-up points to Class E system, with the hook-up panels no further than one floor from the Premises.

     Deliver HVAC in good working condition.

     Provide tenant with a duly completed ACP-5 Form which will be sufficient for the tenant to perform alterations in accordance with "final plans."

     Repair/refurbish all convector covers.

     Cosmetically repair/refurbish men's and women's rest rooms.

     Install a demising wall and a wall for a common corridor on the ninth (9th) floor of the Premises.

     III. Landlord shall perform Landlord's Core Work simultaneously with Tenant's Initial Alteration and shall endeavor to substantially complete same on or before the date which is thirty (30) days after the Contingency Expiration Date (the "Landlord's Core Work Anticipated Completion Date"). Tenant and Landlord, respectively, shall not interfere with the other's performance of Landlord's Core Work and Tenant's Initial Alteration, as the case may be, and shall coordinate Tenant's Initial Alteration and Landlord's Core Work, respectively, so that it does not interfere with the performance of the other party's work.

                                  SCHEDULE B-2

                           TENANT'S INITIAL ALTERATION

     I. Tenant shall perform or cause the performance of Alterations in and to the Premises to prepare same for Tenant's initial occupancy thereof ("Tenant's Initial Alteration"), which Tenant's Initial Alteration shall include, without limitation, the following installations in and to the common areas on the ninth
(9th) floor: wall-to-wall carpeting, ceilings and lighting fixtures. All Alterations to be performed by Tenant shall be, at a minimum, of a quality and standard equivalent to the standards for construction reasonably set by Landlord, from time to time, for the Building, and shall be subject to the prior approval of Landlord as set forth in Article 3 hereof. Tenant shall submit to Landlord or, at Landlord's direction, Landlord's Consultant, complete and detailed architectural, mechanical and engineering plans and specifications prepared by an architect or engineer licensed in the State of New York and reasonably approved by Landlord, which plans and specifications shall be stamped and certified by such architect or engineer, showing Tenant's Initial Alteration, which plans and specifications shall be prepared by Tenant, at Tenant's own cost and expense. Tenant's plans and specifications shall include all information necessary to reflect Tenant's requirements for the design and installation of any supplemental air-cooling equipment, ductwork, heating, electrical, plumbing and other mechanical systems and all work necessary to connect any nonstandard facilities to the Building's base mechanical, electrical and structural systems. Tenant's submission shall include not less than three
(3) sets of sepias and five (5) sets of black and white prints.

     II. Tenant shall not perform work which would (a) require changes to structural components of the Building or the exterior design of the Building,
(b) require any material modification to the Building's mechanical installations or other Building installations outside the Premises, (c) not be in compliance with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building and/or the construction of the Premises, including but not limited to, the Americans with Disabilities Act of 1990, or (d) be incompatible with the Certificate of Occupancy for the Building. Any changes required by any governmental department affecting the construction of the Premises shall be performed at Tenant's sole cost.

     III. At the time that Tenant submits its plans and specifications to Landlord for Landlord's approval, such plans and specifications must be transmitted to Landlord with a cover letter specifically stating that "the enclosed plans and specifications are being transmitted to Landlord for its review and approval pursuant to the terms of the Lease." Landlord or Landlord's Consultant shall respond to Tenant's request for approval of any plans and specifications described in subsection I above within ten (10) business days following the submission of such plans and specifications prepared in accordance with the terms hereof. In the event Landlord or Landlord's Consultant shall disapprove of all or a portion of any of Tenant's plans and specifications, such disapproval shall be set forth in writing and shall include the reasons therefor in reasonable detail, in which event Tenant shall revise such plans and specifications and resubmit same to Landlord within five (5) business days thereafter, time being of the essence. Landlord or Landlord's Consultant shall respond to Tenant's request for consent of any such revised plans within five
(5) business days following resubmission. The approval of plans and specifications by Landlord or Landlord's Consultant (hereinafter referred to as the "Final Plans") together with Tenant's satisfactory compliance with the requirements set forth in items (1) through (4) of Schedule D annexed hereto, shall be deemed an authorization for Tenant to proceed with Tenant's Initial Alteration, which shall be performed in accordance with the provisions of
Article 3 and Schedule D of this Lease. Tenant shall reimburse Landlord for any reasonable fees of Landlord's Consultant incurred in connection with Tenant's Initial Alteration. Neither the recommendation or designation of an architect or engineer nor the approval of the final plans and specifications by Landlord or Landlord's Consultant shall be deemed to create any liability on the part of Landlord with respect to the design or specifications set forth in the Final Plans.

     IV. Landlord agrees to reimburse Tenant for the cost of Tenant's Initial Alteration, as approved by Landlord or Landlord's Consultant and made by Tenant within eight (8) months of the Commencement Date to the extent of the lesser of
(i) $1,050,945.00 or (ii) the actual cost to Tenant for Tenant's Initial Alteration ("Landlord's Contribution"). Provided this Lease is in full force and effect and Tenant is not in default hereunder, Landlord's Contribution shall be paid by progress payments as follows: on or before the first (1st) day of each calendar month, Tenant may submit to each of Landlord and Landlord's Consultant an application and certificate for payment (standard AIA Form G702) for that portion of Tenant's Initial Alteration previously completed, which application and certificate for payment must be accompanied by (a) all information and documents required thereunder and (b) a partial lien waiver executed by the general contractor (the "General Contractor") and its subcontractors employed in connection with Tenant's Initial Alteration covering work previously paid for out of prior progress payments. Provided Landlord's architect verifies in writing that the work described in any such application and certificate for payment has been completed in accordance with the Final Plans, Landlord, on or about the thirtieth (30th) day of such calendar month shall remit to Tenant ninety percent (90%) of the amount so requisitioned by Tenant or such other amount as is approved by Landlord, based on the portion of Tenant's Initial Alteration which has been completed, with ten (10%) percent to be retained until final payment of Landlord's Contribution is due pursuant to the terms of this Subsection IV. Provided this Lease is in full force and effect and Tenant is not in default hereunder, Landlord shall pay the balance of Landlord's Contribution to Tenant within thirty (30) days of submission by Tenant of (a) paid receipts (or such other proof of payment as Landlord shall reasonably require) for work done in connection with Tenant's Initial Alteration, (b) a written statement from Tenant's architect or engineer that the work described on any such invoices has been completed in accordance with the Final Plans, (c) a lien waiver executed by the General Contractor, (d) proof reasonably satisfactory to Landlord that Tenant has complied with all of the conditions set forth in this Schedule B (as applicable), which shall include, without limitation, submission of all of the items described on Schedule D annexed hereto and made a part hereof and (e) two (2) complete sets of "as-built" Final Plans. Tenant may use no more than 15% of Landlord's Contribution towards soft costs incurred in respect of Tenant's Initial Alteration.

                                   SCHEDULE C

                                REQUIREMENTS FOR
                        "CERTIFICATES OF FINAL APPROVAL"

1. All required Building Department Forms must be properly filled out and completed by the approved architect/engineer of record or Building Department expediter, as required.

2. All forms are to be submitted to the Landlord for the owner's review and signature prior to submission of final plans and forms to the New York City Building Department, as required.

3. All pertinent forms and filed plans are to be stamped and sealed by a licensed architect and/or professional engineer, as required. All controlled inspections are to be performed by the architect/engineer of record unless approved otherwise by the Landlord.

4. A copy of all approved forms, permits and approved Building Department plans (stamped and signed by the New York City Building Department) are to be submitted to the building office prior to start of work.

5. Copies of all completed inspection reports and Building Department Sign-offs are to be submitted to the building office immediately following completion of construction, as required.

6. All claims, violations or discrepancies with improperly filed plans, applications, or improperly completed work shall become the sole responsibility of the applicant to resolve, as required.

7. All charges to previously approved plans and applications must be filed under an amended application, as required. The Landlord reserves the right to withhold approvals to proceed with changes until associated plans are properly filed with the New York City Buildings Department, as required.

8. The architect/engineer of record accepts full responsibility for any and all discrepancies or violations which arise out of non-compliance with all local laws and building codes having jurisdiction over the work.

9. The Landlord reserves the right to reject any and all work requests and new work applications that are not properly filed or accompanied by approved plans and building permits.

10. All ACP's and asbestos inspections must be conducted by a licensed and fully qualified asbestos inspection agency approved by the Landlord.

     Checklist of "Certificates of Final Approval" required to be furnished by Tenant pursuant to Article 3 (Alterations) of Lease.

     These forms must be furnished by the Architect/ Engineer of record or Building Department expediter (filing agency) and approved by the Landlord prior to submitting all plans and forms to the New York City Building Department for final approval.

     These forms must be furnished in order for Tenant to receive "Landlord's Contribution."

          Form         Description
          ----         -----------
______*   PW- 1        Building Notice Application (Plan work approval application)

______*   PW-l B       Plumbing/Mechanical Equipment
                       Application and Inspection Report

______*   PW- 1        Statement Form B

______*   TR- 1        Amendment Controlled Inspection Report

______    PW-2         Building Permit Form (All Disciplines)

______    B Form 708   Building Permit "Card"

______*   TR- 1        Certification of Completed Inspection and Certified Completion Letter
                       by Architect/Engineer of record or Building Department expediter

______    PW-3         Cost Affidavit Form

______    PW-4         Equipment Use Application Form

______*   PW-6         Revised Certificate of Occupancy for change in use (if applicable)

______    Form ACP7    New York City Department of
             or        Environmental Protection Asbestos
          Form ACPS    Inspection Report as prepared by a licensed
                       and approved asbestos inspection agency

                       Building Department Equipment Use Permits for all new HVAC equipment installed under this application

                       Revised Certificate of Occupancy for change in use (if applicable)

*These items must be perforated (with the date and New York City Building Department Stamp) to signify New York City Building Department Approval. All forms must bear proper approvals and sign-offs prior to authorization given by the Landlord to proceed with the work.

                                   SCHEDULE D

                   TENANT ALTERATION WORK AND NEW CONSTRUCTION
                           CONDITIONS AND REQUIREMENTS

1. No Alterations are permitted to commence until original Certificates of Insurance, required from Tenant's general contractor (the "General Contractor") and all subcontractors complying with the attached requirements are on file with the Building office.

2. All New York City Building Department applications with assigned BN# and permits must be on file with the Building office prior to starting work. A copy of the building permit must also be posted on the job site by the General Contractor. The General Contractor shall make all arrangements with Landlord's expediter for final inspections and signoffs prior to substantial completion.

3. The General Contractor shall comply with all Federal, State and local laws, building codes, OSHA requirements, and all laws having jurisdiction over the performance and handling of the Alterations.

4. The existing "Class E" fire alarm system (including all wiring and controls), if any, must be maintained at all times. Any additions or alterations to the existing system shall be coordinated with the Building office as required. All final tie-in work is to be performed by Landlord's fire alarm vendor and coordinated by the General Contractor. All costs for the tie-ins are reimbursable to Landlord by Tenant.

5. All wood used, whether temporary or not, such as blocking, form work, doors, frames, etc. shall be fire rated in accordance with the New York City Building and Fire Code requirements governing this work.

6. Building standby personnel (i.e. Building operating engineer and/or elevator operator), required for all construction will be at Landlord's discretion. Freight elevators used for overtime deliveries must be scheduled in writing with Landlord at least 24 hours in advance, as required. All costs associated are reimbursable to Landlord by Tenant.

7. The General Contractor shall comply with the Rules and Regulations of the Building elevators and the manner of handling materials, equipment and debris to avoid conflict and interference with Building operations. All bulk deliveries or removals will be made prior to 8:00 a.m. and after 5:00 p.m. or on weekends, as required.

8. No exterior hoisting will be permitted. All products or materials specified are to be assembled on-site, and delivered to the site in such a manner so as to allow unobstructed passage through the Building's freight elevator, lobbies, corridors, etc.

     The General Contractor will be responsible for protection of all finished spaces, as required.

9. All construction personnel must use the freight elevator at all times. Any and all tradesman found riding the passenger elevators without prior approval from Landlord will be escorted out of the Building and not be allowed re-entry without written approval from the Building office.

10. During the performance of Alterations, Tenant's construction supervisor or job superintendent must be present on the job site at all times.

11. During the performance of Alterations, all demolition work shall be performed after 6:00 p.m. during the week or on weekends. This would include carting or rubbish removal as well as performing any operations that would disturb other Building tenants or other occupants (drilling, chopping, grinding, recircuiting, etc.).

12. No conduits or cutouts are permitted to be installed in the floor slab without prior written approval from Landlord. Landlord reserves the right to restrict locations of such items to areas that will not interfere with the Building's framing system or components. No conduits or cutouts are permitted outside of Tenant's Premises.

13. Plumbing connections to Building supply, waste and vent lines are to be performed after normal working hours, and coordinated with the Building manager, and are to include the following minimum requirements:

     A. Separate shutoff valves for all new hot and/or cold water supply lines (including associated access doors).

     B. Patch and repair of existing construction on floor below, immediately following completion of plumbing work (to be performed after normal working hours, as required).

14. The General Contractor must coordinate all work to occur in public spaces, core areas and other tenant occupied spaces with Landlord, and perform all such work after normal working hours (to include associated patch and repair work). The General Contractor shall provide all required protection of existing finishes within the affected area(s).

15. The General Contractor must perform all floor coring, drilling or trenching after normal business hours, and obtain Landlord's permission and approval of same prior to performing such work.

16. Convector mounted outlets and associated conduits, wiring, boxes, etc., shall be located and installed in areas where they will not hinder the operation or maintenance of existing fan coil units or prevent removal or replacement of access panels or removable covers.

17. The General Contractor shall be responsible for all final tests, inspections and approvals associated with all modifications, deletions or additions to Building Class "E" systems and equipment.

18. Recircuiting of existing power/lighting panels and circuits affecting Building and/or tenant operations are to be performed after normal business hours and coordinated with the Building office in advance, as required.

19. All burning and welding to be performed in occupied or finished areas shall be performed after normal business hours and coordinated with the Building office in advance, as required. Proper ventilation of the work area will be required in order to perform this work.

20. The General Contractor shall provide Taconic Investment Partners, L.L.C. and the Building office with all approved submittal and closeout documents as well as all required final inspections and Building Department sign-offs just prior to or immediately following completion of construction.

21. Any and all alterations to the Building sprinkler system (including draining of system) are to be performed after normal business hours and coordinated with the Building office, as required. All costs associated with the shut down, drain and refill of the sprinkler system are reimbursable to Landlord.

22. The General Contractor shall be responsible for any and all daily cleanup required to keep the job site clean throughout the entire course of the Alterations. No debris shall be allowed to accumulate in any public spaces.

23. The General Contractor shall be responsible for proper protection of all existing finishes and construction for Alterations to be performed in common Building areas. All Alterations to be performed in occupied areas outside of the Premises shall be performed after normal business hours and coordinated with the Building office, as required;

24. The General Contractor shall perform any and all hoisting associated with the Alterations after normal business hours. The General Contractor will obtain all required permits and insurance to perform work of this nature. The General Contractor shall specify hoisting methods and provide all required permits and insurance to Taconic Investment Partners, L.L.C. and the Building office prior to commencement of Alterations.

25. Union labor shall be used by all contractors and subcontractors performing any and all Alterations within the Building. All contractors and subcontractors shall perform all work in a professional manner, and shall work in close harmony with one another as well as with the Building management and maintenance personnel.

26. The General Contractor shall forward complete copies of all approved contractor submittal, and Building and Fire Department sign-offs and Statement of Responsibility forms, to the Building office immediately following completion of construction.

                             INSURANCE REQUIREMENTS

Prior to commencement of the Work and until completion and final acceptance of the same, the Contractor and each and every Subcontractor of the Contractor shall, at its sole expense, maintain the following insurance on its own behalf, and furnish to the Owner certificates of insurance evidencing same and reflecting the effective date of such coverage as follows:

The term "Contractor & Subcontractor" as used in this Insurance Rider, shall mean and include Contractors and Subcontractors of every tier.

A. Worker's Compensation and Occupational Disease Insurance in accordance with applicable law or laws.

B. Employer's Liability Insurance with Limits of Liability of at least Five Hundred Thousand ($500,000.00) Dollars.

C. Commercial General Liability Insurance written on an occurrence basis with a combined Personal Injury, Bodily Injury and Property Damage limit of at least One Million ($1,000,000.00) Dollars per occurrence and Five Million ($5,000,000.00) Dollars combined single limit umbrella policy, including the following perils:

     1. Broad Form Blanket Contractual Liability for liability assumed under this Agreement and all other contracts relative to the Work.

     2.   Premises/Operations.

     3. Completed Operations/Products Liability with a two (2) year extension beyond completion and acceptance of the Work.

     4.   Broad Form Property Damage.

     5.   "XC&U" Perils, where applicable.

     6.   Personal Injury Liability (A, B & C).

     7.   Independent Contractors.

     8.   Elevator Collision Insurance, where applicable.

     9. Endorsements (GL2010) and Certificates of Insurance must be furnished reflecting the inclusion of the interests of the following parties as additional insureds:

               100 William LLC
               c/o Taconic Investment Partners, L.L.C.
               1501 Broadway
               New York, New York

               Taconic Investment Partners, L.L.C.
               1501 Broadway
               New York, New York 10080

     10. Endorsements must be furnished that "The General Aggregate limit applies separately to each project" unless a "comprehensive" general liability policy is being provided.

     11. Coverage is to be endorsed to reflect that insurance is to be primary for the Contractor, the Owner and all other additional insureds.

     12. Coverage is to be provided on an "occurrence" basis, if available. If not available, coverage on a "claims made" basis will be acceptable provided that both the retroactive date and available limits remaining are properly indicated and if the policy form is acceptable to the Owner.

     13. A copy of policy endorsement(s) and any other documents required to verify such insurance are to be submitted with the appropriate certificate(s).

D. Comprehensive Automobile Liability Insurance covering the use of all owned, non-owned, and hired vehicles with a combined bodily injury and property damage limit of at least One Million ($1,000,000.00) Dollars.

E. Where an off site property exposure exists, the Contractor, at its sole expense, shall furnish to the Owner a certificate of insurance and other required documentation evidencing that the Contractor is maintaining "All Risk" Property Insurance on all materials, equipment and supplies stored off site which are intended to become a permanent part of the Project Site, while off site and while in transit, until actually delivered to the Project Site. Coverage is to be provided on a replacement cost basis. In addition, such coverage shall provide for the interest of 685 Acquisition LLC and Emmes Asset Management Corp. to be named as loss payees and shall contain a provision requiring the insurance carriers to waive their rights of subrogation against all additional insureds named in this Rider.

F. All of the above insurance shall each contain the following working verbatim

     "This insurance will not be canceled, materially changed or not renewed without at least a thirty (30) day advance written notice to 100 William LLC, c/o Taconic Investment Partners, L.L.C., 1501 Broadway, New York, New York, by certified mail-return receipt requested, with a copy to the Owner's counsel, Solomon and Weinberg LLP, 70 East 55th Street, New York, New York 10022, Attention: Craig H. Solomon, Esq.

G. The amount of insurance contained in aforementioned insurance coverages, shall not be construed to be a limitation of the liability on the party of the Contractor or any of its Subcontractors.

H. The Contractor shall file certificates of insurance prior to the commencement of the Work with the Owner which shall be subject to the Owner's approval of adequacy of protection and the satisfactory character of the insurer. In the event of failure of the Contractor to furnish and maintain said insurance and to furnish satisfactory evidence thereof, the Owner shall have the right (but not the obligation) to take out and maintain the same for all parties on behalf of the Contractor who agrees to furnish all necessary information thereof and to pay the cost thereof to the Owner immediately upon presentation of a bill.

I. Owner and its agents are not responsible for any temporary structures on or around the Project Site or any of contractor's tools and equipment or any material, equipment or supplies located away from or in transit to the Project Site.

     NOTE: In addition to the standard policy exclusions:

     1. No coverage is provided for temporary structures and the Contractors or Subcontractors tools and equipment.

     2. No coverage is provided for losses resulting from flood and earthquake.

     3. No coverage is provided for any material, equipment, or supplies located away from or in transit to the Project Site.

J. Any type of insurance or any increase of limits of liability not described above which the Contractor requires for its own protection or on account of statute shall be its own responsibility and at its own expense.

K. The carrying of the insurance described shall in no way be interpreted as relieving the Contractor of any responsibility of liability under this Agreement.

L. Any policies effected by the Contractor or any of its Subcontractors on their owned and/or rented equipment and materials shall contain a provision requiring the insurance carriers to waive their rights of subrogation against the Owner and all other indemnities named in this Agreement.

M. Should the Contractor engage a Subcontractor, the same conditions apply under this Agreement to each Subcontractor.

                      FIRST AMENDMENT TO AGREEMENT OF LEASE

     This First Amendment dated as of January 20, 2000 between Lighthouse 100 William LLC, as Landlord, and NextVenue, Inc., as tenant

     WHEREAS, Landlord's predecessor and Tenant have entered into a certain Agreement of Lease dated as of July 7, 1999 (the "Lease") covering the entire eighth (8th) floor and a portion of the ninth (9th) floor (the "Premises") of the building located at 100 William Street, New York, N.Y.; and

     WHEREAS, Landlord and Tenant desire to amend the Lease to supplement
Article 42 thereof with respect to Tenant's right to install a generator at the Building upon the terms and conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Recitals. The foregoing recitations are true and correct and by this reference are incorporated herein.

     2. Conflict. In the event of a conflict between the terms of this First Amendment and the Lease, the terms of this First Amendment shall be controlling to the extent of any such conflict.

     3. Terms. Unless specifically defined herein, capitalized terms used herein shall have the same meaning as ascribed to them in the Lease.

     4. Generator. Supplementing Article 42 of the Lease, Tenant shall have the right to install a generator in the parking garage of the Building in the area designated on Exhibit "A" annexed hereto subject to the following terms and conditions: (i) all testing of the generator shall occur on non-business days in the presence of Landlord or its representative and Tenant shall pay any reasonable out-of-pocket overtime charges actually incurred by Landlord in order to have its representative present at such testing; (ii) Tenant shall be responsible, at its sole cost and expense, to maintain and repair the generator and shall cause the same to be removed from the Premises at the expiration of the Term; (iii) any contract entered into by Tenant to maintain or repair the generator shall be subject to the prior written approval of Landlord, which in any event shall not be unreasonably withheld and given within (or not given, as the case may be) seven (7) days after Landlord's receipt thereof; (iv) Landlord shall provide, at Tenant's expense, the additional risers required to allow for 800 amps of service to the 8th floor (it being understood that the total cost for the same shall be the cost of installation plus a connection fee of $166,260 payable as follows: $96,260 upon execution of this First Amendment and $70,000 on the first anniversary of this First Amendment); (v) Tenant shall install the generator, Tenant's Equipment and the fuel tank during Overtime Periods and shall pay Landlord for the reasonable out-of-pocket cost actually paid by Landlord of any building services or employees used in connection therewith; and
(vi) Tenant shall pay as Additional Rent the sum of $3,000 per month commencing on the Rent Commencement Date through and including the month in which the generator is removed from the Premises.

     5. Downtown Benefits. Supplementing paragraph 39 (J) of the Lease, Landlord and Tenant acknowledge the following: (a) an application for abatement of real property taxes will be made for the Premises on behalf of Tenant; (b) the Rent including amounts payable by the Tenant for real property taxes will accurately reflect any abatement of real property taxes; (c) at least $10 per square foot in the Title 4 abatement zone, or at least $5 per square foot or $25 per square foot in the Title 4A abatement zone must be spent on improvements to the Premises and the common areas, the amount being dependent upon the length of the Lease and whether it is a new, renewal or expansion lease; (d) all abatements granted will be revoked if, during the benefit period, real estate taxes, water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in the relevant law.

     6. Broker. Landlord and Tenant represent and warrant to each other that they have not dealt with any broker in connection with this First Amendment.

     7. Ratification. Except as specifically and expressly modified hereby, the Lease is ratified and confirmed in all respects and shall remain binding on and inure to the benefit of the parties hereto, and their permitted successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have signed and sealed this First Amendment to Lease as of the day and year first above written.

LANDLORD:

LIGHTHOUSE 100 WILLIAM LLC


By: Lighthouse 100 William Operating L.L.C.


    By:
        -----------------------------------


TENANT:

NEXTVENUE, NC.


By:
     ------------------------------

                                  NEW YORK CITY
                          INDUSTRIAL DEVELOPMENT AGENCY

                                       AND

                               iBEAM BROADCASTING
                                   CORPORATION

                                   ----------

                               FIRST AMENDMENT TO
                                 LEASE AGREEMENT

                                   ----------

               Affecting the leasehold known by the Street Address
                100 William Street in the County of New York and
               State of New York which is also known as Block 68,
                             Lot 36 and Section 1 on
                  the Official Tax Map of the City of New York

                            Dated as of April 1,2001

                   New York City Industrial Development Agency
                             NextVenue Inc. Project

     THIS FIRST AMENDMENT TO THE LEASE AGREEMENT, made and entered into as of April 1, 2001, by and between NEW YORK CITY INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, duly organized and existing under the laws of the State of New York (the "Agency"), having its principal office at 110 William Street, New York, New York 10038, party of the first part, and iBEAM BROADCASTING CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Delaware, having, offices at 100 William Street, New York, New York 10038 (the "Company"), party of the second part (capitalized terms used but not defined in the recitals to this Agreement shall have the respective meanings assigned such terms in the Lease Agreement (defined below)) amending and restating the LEASE AGREEMENT, dated as of April 1, 2000, by and between the Agency and NextVenue, Inc. (the "Lease Agreement"):

                                   WITNESSETH:

     WHEREAS, pursuant to the Lease Agreement, the Agency agreed to provide certain financial assistance to NextVenue, Inc. in exchange for a commitment by NextVenue to retain certain employees and operations within the City of New York;

     WHEREAS, NextVenue has been acquired by the Company and in conjunction with such acquisition, the Company will maintain certain operations and employees at NextVenue's current offices at 100 William Street in New York, New York; and

     WHEREAS, the Company desires to receive the financial assistance provided to NextVenue, Inc. pursuant to the Lease Agreement; and

     WHEREAS, in consideration of such financial assistance, the Company has agreed to maintain certain levels of employment and maintain its financial services and corporate enterprise operations within the City of New York; and

     NOW, THEREFORE, in consideration of the premises and the respective representations hereinafter contained, the parties hereto agree as follows:

     Section 1. The Agency hereby consents to the acquisition of NextVenue by the Company and authorizes the grant of financial assistance to the Company in accordance with the Lease Agreement as amended herein.

     Section 2. The Company agrees to maintain its financial services and corporate enterprise operations at the Project Personalty Location.

     Section 3. The definition of "Company Business" set forth in Section 1.1 of the Lease Agreement shall be amended and replaced in its entirety as follows:

          Company Business shall mean use as offices for its provision of streaming video content and services for the financial services industry, and all executive functions and/or positions directing such activity.

     Section 4. The definition of "Base Employment Number" set forth in Section
1.1 of the Lease Agreement shall be amended and replaced in its entirety as follows:

          Base Employment Number shall mean for each Semiannual Period, 82 plus the total number of Growth Credit Employees claimed by the Company during the Project Term; provided however, that for the purpose of calculating the Base Employment Reduction and Base Employment Reduction Percentage in connection with a Relocation Reduction, the Base Employment Number shall be reduced by the aggregate number of Eligible Employees no longer employed by the Company Group as a result of Non-Relocation Reductions continuing from the immediately preceding Semiannual Period.

     IN WITNESS WHEREOF, each of the undersigned by its duly authorized officers has executed and delivered this First Amendment as of the date hereof.

                                   NEW YORK CITY INDUSTRIAL
                                   DEVELOPMENT AGENCY


                                   By: /s/ Carolyn A. Edwards
                                       -----------------------------------------
                                       Carolyn A. Edwards
                                       Deputy Executive Director


                                   iBEAM BROADCASTING CORPORATION


                                   By: /s/ Daniel Sroka
                                       -----------------------------------------
                                       Name: Daniel Sroka
                                       Title: Vice President and General Counsel

                                    EXHIBIT B

                                    GUARANTY

                                                                  Execution Copy

                             AGREEMENT AND GUARANTEE

          KNOW ALL MEN BY THESE PRESENTS THAT

          WHEREAS:

          1. WU/Lighthouse 100 William, L.L.C., a Delaware limited liability company (referred to herein as "Owner"), having its principal office at c/o Lighthouse Real Estate Management, LLC, 444 Merrick Road, Lynbrook, New York 11563, Attention: Mr. Paul Cooper, concurrently with the delivery of this instrument has entered into that certain Assignment and Amendment of Lease, Consent to Assignment and Release and Waiver of Claims Agreement, dated as of February 14, 2003 (the "Assignment and Amendment"), by and among Owner, WilTel Communications, LLC ("Assignor") and Video Network Communications, Inc., a Delaware corporation ("Tenant"), pursuant to which, among other things, Assignor assigned to Tenant, Tenant assumed, and Owner consented to the assignment of, all of Assignor's rights and obligations under that certain Agreement of Lease, dated as of July 7, 1999 (as amended, the "Lease"), by and between 100 William LLC, Owner's predecessor-in-interest, and NextVenue, Inc., Assignor's predecessor-in-interest, as amended thereby, which Lease and Assignment and Amendment are hereby incorporated in this instrument by reference (the premises demised in the Lease and the Assignment and Amendment is referred to herein as the "Demised Premises"); and

          2. The undersigned, Moneyline Telerate (referred to herein as "Guarantor"), having an office at 233 Broadway, Borough of Manhattan, City, County and State of New York, is the indirect owner of a majority of the issued and outstanding stock of Tenant; and

          3. Guarantor acknowledges that Owner would not enter into the Assignment and Amendment unless this Agreement and Guarantee accompanied the execution and delivery of the Assignment and Amendment.

          NOW, THEREFORE, in consideration of the execution and delivery of the Assignment and Amendment by Owner and Tenant, and of other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Guarantor;

          FIRST: The undersigned Guarantor does hereby:

               A. Covenant and agree with Owner that if Tenant or its successors shall default at any time during the term demised in the Lease in the payment of rent, increases thereof, additional rent, or other charges payable by Tenant under the Lease, or in the observance or performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be observed or performed, beyond the applicable grace period provided in the Lease for the curing of such default, then Guarantor will, on demand, well and truly observe and perform said terms, covenants and conditions and pay to Owner the rent, increases thereof, additional rent and other charges payable by Tenant under the Lease, or any arrears thereof that may remain due to Owner, and all damages payable pursuant to the Lease that may arise in consequence of Tenant's insolvency or such default in the observance or performance of any of said terms, covenants or conditions; and

               B. Covenant and agree with Owner that any suit or proceeding brought against Guarantor to collect the amount of any Deficiency referred to in
Article 18(B) of the Lease for any month or months shall not prejudice in any way the rights of Owner to collect any such Deficiency for any subsequent month or months in any similar suit or proceeding; and

               C. Covenant and agree with Owner that Guarantor may, at Owner's option, be joined in any action or proceeding commenced by Owner against Tenant in connection with or based upon the Lease or any term, covenant or condition thereof, and that recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor without Owner, or its assigns, first asserting, prosecuting or exhausting any remedy or claim against Tenant or its successors or against any security of Tenant held by Owner under the Lease; and

               D. Covenant and agree with Owner that this Agreement and Guarantee shall remain and continue in full force and effect notwithstanding any modifications or amendments of the Lease or release or discharge of Tenant (other than a full release and complete discharge of all of Tenant's obligations under the Lease) to all of which Guarantor hereby consents in advance; and

               E. Covenant to indemnify and save Owner harmless of and from all cost, liability, damage and expense, including, but not limited to, reasonable counsel fees, arising in connection with (i) Tenant's default under the Lease or Tenant's insolvency, to the extent of Tenant's obligations under the Lease, or
(ii) Guarantor's default hereunder; and

               F. Covenant and agree with Owner that the validity hereunder shall in no way be terminated, affected or impaired by reason of any action which Owner may take or fail to take against Tenant or by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Owner in the Lease; that the failure or refusal of Owner to relet the Demised Premises or any part or parts thereof in the event that Owner shall obtain possession of the Demised Premises after Tenant's insolvency or default shall not release Guarantor's liability hereunder, nor shall Owner be liable in any way whatsoever for failure to relet the Demised Premises, or, in the event that the Demised Premises is relet, for failure to collect rent under any such reletting; and that Owner at Owner's option, may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of reletting the Demised Premises and the making of such alterations and/or decorations shall not operate or be construed to release Guarantor from liability hereunder; and

               G. Waive notice of the acceptance of this Agreement and Guarantee and of any and all defaults by Tenant in the payment of rent, additional rent, or other charges, and of any and all defaults by Tenant in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be observed or performed, and of any and all notices or demands which may be given by Owner to Tenant, whether or not required to be given to Tenant under the terms of the Lease; and

               H. Waive a trial by jury of any and all issues arising in any action or proceeding between the parties, upon, under or in connection with this Agreement and Guarantee or of any of its provisions, directly or indirectly, or any and all negotiations in connection therewith; and

               I. Acknowledge that this Guarantee is a guarantee of payment and not of collection in respect to any obligations which may accrue to Owner from Tenant under the provisions of the Lease; and

               J. Covenant to and agree with Owner that the validity hereunder shall in no way be terminated, affected or otherwise impaired by reason of any assignment or transfer of Tenant's interest in the Lease, unless otherwise expressly agreed to in writing by Owner and Guarantor; provided, however, that this Agreement and Guarantee shall terminate automatically and have no further force or effect upon the assignment of the Lease (in accordance with the terms and conditions set forth in the Lease and the Assignment and Amendment, including the required prior consent of Owner to such assignment) to an unrelated third party that assumes all of the obligations under the Lease; and

               K. Covenant to and agree with Owner that in the event of termination of the Lease by reason of the occurrence of any of the events set forth in Article 17 of the Lease, or in the event of the disaffirmance or rejection of the Lease in any proceeding of the type referred to in Article 17 or in any similar proceeding, Guarantor shall, upon written request of Owner, given by certified mail, return receipt requested, within thirty (30) days next following any such termination, disaffirmance or rejection (and actual notice thereof to Owner in the event of a disaffirmance or rejection or in the event of a termination other than by act of Owner) pay to Owner all rent, increases thereof, additional rent and other charges due and owing from Tenant to Owner under the Lease to and including the date of such termination, disaffirmance or rejection. Notwithstanding any such termination, disaffirmance or rejection of the Lease,

Guarantor shall remain obligated to comply with, and fully perform, all of Tenant's obligations under the Lease as if Guarantor was the tenant under the Lease, and, in the event Guarantor shall default in such obligations, then, in addition to all other remedies by reason of such default, either at law or in equity, Owner shall have the same rights and remedies against Guarantor as if Guarantor was the tenant under the Lease.

               L. Covenant to and agree with Owner that no failure to exercise and no delay in exercising, on the part of Owner, of any right, power or privilege under this Agreement and Guarantee or at law shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies provided in this Agreement and Guarantee are cumulative and not exclusive of any rights or remedies provided by law.

               M. Covenant that if a claim is ever made upon Owner or any holder of the mortgages now or hereafter in effect which may affect the Real Property (as defined in the Lease) or affect the ground or underlying leases now or hereafter in effect affecting the Real Property for repayment or recovery of any amount or amounts received by Owner or any such holder of such mortgage in payment or on account of the liabilities and obligations guaranteed hereunder and Owner or such holder of the mortgage repays to or for the benefit of the undersigned or Tenant or any of their respective creditors all or part of such amount by reason of (i) any judgment, decree or order or any court or administrative body having jurisdiction over Owner or such holder of such mortgage or any of its property, or (ii) any settlement or compromise of any such claim effected by Owner or such holder of such mortgage with any such claimant (including Tenant), then and in such event the undersigned shall be and remain liable under this Agreement and Guarantee for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Owner or such holder of such mortgage. In addition, the undersigned hereby waives any claim, right or remedy which the undersigned may now have or hereafter acquires against Tenant that arises hereunder or as a result of the performance of the undersigned hereunder, including, without limitation, any claim, right or remedy of subrogation or reimbursement until all of the Guarantor's obligations hereunder have been paid in full.

               N. Guarantor acknowledges that this Agreement and Guarantee and the Guarantor's obligations under this Agreement and Guarantee are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Agreement and Guarantee and the obligations of Guarantor under this Agreement and Guarantee or the obligations of any other person or party (including, but not limited to, the Tenant) relating to this Agreement and Guarantee or the obligations of the Guarantor hereunder or otherwise with respect to the Lease. Guarantor agrees that this Agreement and Guarantee sets forth the entire agreement and understanding of Owner and Guarantor, and Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any (i) set off or (ii) counterclaim or cross claim that is unrelated to the claims brought by Owner against Tenant or Guarantor (except that the aforesaid waiver shall not apply to any so-called "mandatory" counterclaims or cross claims the failure of which to assert in connection with Owner's claims would prejudice or preclude Guarantor from making any such counterclaim or cross claim) of any nature whatsoever with respect to this Agreement and Guarantee or the obligations of Guarantor under this Agreement and Guarantee or the obligations of any other person or party (including, without limitation, Tenant) relating to this Agreement and Guarantee or the obligations of Guarantor under this Agreement and Guarantee or otherwise with respect to the Lease in any action or proceeding brought by Owner to enforce the obligations of Guarantor under this Agreement and Guarantee. Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement and Guarantee or with respect to the obligations of Guarantor under this Agreement and Guarantee except as specifically set forth in this Agreement and Guarantee. Notwithstanding anything to the contrary contained herein, nothing herein shall be deemed or construed to limit in any way Guarantor's right to defend against the substance, nature or extent of any claim hereunder for failure to pay or perform any of Guarantor's obligations hereunder.

               O. Covenant and agree that for so long as this Agreement and Guarantee shall remain and continue in full force and effect, within one hundred twenty (120) days following the end of each fiscal year of Guarantor occurring during such time period, Guarantor shall deliver to the holder(s) of the then existing mortgage(s) affecting the building in which the Demised Premises is located an annual financial statement of Guarantor, prepared by a certified public accountant in accordance with generally accepted accounting principles applied on a consistent basis.

          SECOND: The provisions of this Agreement and Guarantee shall be binding upon said Guarantor, its successors and assigns and shall inure to the benefit of Owner, its successors and assigns, and shall not be deemed waived or modified unless specifically set forth in writing, executed by Owner and delivered to Guarantor.

          THIRD: A. (1) Guarantor hereby submits itself to the jurisdiction of the State of New York in any action or proceeding arising out of or under the Lease or this Agreement and Guarantee, and agrees that this Agreement and Guarantee shall be governed, construed and interpreted in accordance with the laws of the State of New York which shall apply in any such action or proceeding.

                    (2) All judicial actions, suits or proceedings brought against Guarantor with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and Guarantee or for recognition or enforcement of any judgment rendered in any such proceedings may be brought in any State or federal court of competent jurisdiction in the City of New York. By execution and delivery of this Agreement and Guarantee, Guarantor accepts, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement and Guarantee from which no appeal has been taken or is available. Guarantor hereby irrevocably waives any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall limit the right of Owner to bring any action, suit or proceeding against Guarantor in the court of jurisdiction. Guarantor acknowledges that final judgment against it in any action, suit or proceeding referred to in this Article THIRD shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any such judgment against Guarantor.

               B. Guarantor hereby irrevocably appoints, authorizes, empowers and designates the General Counsel of Guarantor as its lawful agent upon whom service of any legal process may be made in the State of New York, in a like manner and with like effect as if the same were served personally upon Guarantor within the jurisdiction of the State of New York.

               C. Guarantor agrees that any bills, statements, notices, demands, requests or other communications given or required to be given to Guarantor under this Agreement and Guarantee at Owner's election, shall be addressed to Guarantor care of said agent at said address. Guarantor may designate, from time to time, a successor agent under this paragraph by giving notice thereof to Owner, at the above address by certified mail, return receipt optional, and any such successor shall thereupon become the agent for all purposes of this Article.

          FOURTH: The officer executing this Agreement and Guarantee on behalf of the undersigned Guarantor represents to Owner that said officer has been duly authorized by the undersigned Guarantor to execute and deliver this Agreement and Guarantee on behalf of the undersigned Guarantor and that execution and delivery of this Agreement and Guarantee is a proper and authorized act of the undersigned Guarantor and does not violate the Certificate of Incorporation or the By-Laws of the undersigned Guarantor or the Delaware General Corporation Law.

                            (signature page follows)

          IN WITNESS WHEREOF, the undersigned Guarantor has signed and sealed this Agreement and Guarantee this 14th day of February, 2003.

                                            MONEYLINE TELERATE


                                            By: /s/ Alexander Russo
                                                --------------------------------
                                            Name: Alexander Russo
                                            Title

                                  (Guarantee)

                   UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
                             (Within New York State)

State of New York   )
                    :ss.:
County of New York  )

          On the 14th day of February, in the year 2003, before me, the undersigned, personally appeared Alex Russo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                             /s/ Audrey Leff
                                             -----------------------------------
                                             (Signature and Office of individual
                                             taking acknowledgment)

                                  (Guarantee)


                          STATEMENT OF DIFFERENCES
                          ------------------------

 The section symbol shall be expressed as............................... 'SS'